An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED DECEMBER 19, 2022

RSE PORTFOLIO, LLC

446 BROADWAY, 2ND FLOOR, NEW YORK, NY 10013

(347-952-8058) Telephone Number

www.rallyrd.com

Best Efforts Offering of Series Membership Interests

This Offering Circular relates to the offer and sale of Series of interests, as described below, to be issued by RSE Portfolio, LLC (the “Company,” “RSE Portfolio,” “we,” “us,” or “our”).  Green highlighting in the table below identifies new series submitted to the Commission for qualification.

		Series Membership Interests Overview Not Yet Qualified
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #MANTLE319	Per Unit	$25.00	1%	$24.75
	Total Minimum	$200,000	1%	$198,000
	Total Maximum	$250,000	1%	$247,500

(1) Dalmore Group, LLC (when acting in connection with initial offerings of interests, the “BOR”) acts as a broker of record and is entitled to a Brokerage Fee, as described in “Offering Summary” – “Use of Proceeds.”  The BOR’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses.”  With respect to trading on the PPEX ATS (as defined below), Dalmore Group, LLC (when acting in connection with secondary market transactions of interests, the “Executing Broker”) also acts as executing broker to facilitate secondary transactions on behalf of investors (as described in “Description of the Business – Liquidity Platform”).

(2) DriveWealth, LLC (the “Custodian”) acts as custodian of interests and holds brokerage accounts for interest holders in connection with the Company’s offerings and is entitled to a Custody Fee, as described in “Offering Summary” – “Use of Proceeds.”  The Custodian’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses.”  The Custody Fee is paid out of the proceeds to the Issuer and is not reflected in this column.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all membership interests in any Series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests (the “Rally Rd.™ Platform” or the “Platform”), as described in greater detail under “Plan of Distribution and Subscription Procedure” and “Description of the Business – Liquidity Platform.”  The Manager pays the Offering Expenses (as defined below) on behalf of each Series (as defined below) and is reimbursed by the Series from the proceeds of a successful Offering.  See the “Use of Proceeds” section in Appendix B for each respective Series and the “Plan of Distribution and Subscription Procedure – Fees and Expenses” section for further details.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) amount of membership interests of each of the Series of the Company highlighted in gray in the Master

i

Series Table in Appendix A. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of the Financial Industry Regulatory Authority (“FINRA”), and which is registered in each state where the offer or sales of the Interests (as defined below) will occur. Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series.”  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings.”  See “Description of Interests Offered” for additional information regarding the Interests.  A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”

The Company is managed by its managing member, RSE Portfolio Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings”).  Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets” together with the Manager, Rally Holdings, and each of their respective, direct and indirect, subsidiaries and affiliates, the “Rally Entities”).

The Company’s core business is the identification, acquisition, marketing and management of real estate assets, including museums, farmland, forestland, wineries, commercial properties, single-family homes, and similar properties, collectively referred to as “Portfolio Assets” or the “Asset Class,” for the benefit of the investors.  The Series assets referenced in the Master Series Table in Appendix A may be referred to herein, collectively, as the “Underlying Assets.”  Any individual or entity that owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company or a Series in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.”  See “Description of the Business” for additional information regarding the Asset Class.

Rally Holdings serves as the asset manager (the “Asset Manager”) for each Series of the Company and provides services related to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business – Description of the Asset Management Agreement” for additional information).

Appendix B to this Offering Circular describes each individual Series found in the Master Series Table.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company generally or any other Rally Entity.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”). We also expect to receive revenue derived through the usage of the Underlying Assets (“Portfolio Revenue”). Additional information regarding Portfolio Revenues is provided in “Description of the Business – Business of the Company.” If Portfolio Revenues are derived, Interest Holders (as defined below) will have the right to pro rata distributions, as determined by the Manager in its sole discretion. There is no guarantee that an Underlying Asset will generate any Portfolio Revenue during its lifespan.  If an Underlying Asset has matured through its predetermined lifespan and paid all distributions to Interest Holders, the Series will be dissolved.

There will be a separate closing with respect to each Offering (each, a “Closing”).  The Company is conducting each Offering on a best efforts, minimum-maximum basis, meaning that no Closing will occur unless subscriptions for the Total Minimum applicable to an Offering have been accepted by the Manager.  Upon accepting subscriptions for the Total Minimum, the Manager will cause the Company to effect the Closing of an Offering no later than the date that is one year from the date that such Offering was qualified by the U.S. Securities and Exchange Commission (the “Commission”), except that the Manager, in its sole discretion, may extend such period (the “Offering Period”) by up to an additional six months.  The Manager will accept or reject each subscription application within fifteen (15) days of receiving such subscription application.  If subscriptions for the Total Minimum have not been accepted, an Offering shall be terminated upon the earlier to occur of (i) the expiration of the Offering Period, including any extension, and (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier 2 of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with SouthState Bank, N.A., the “Escrow Agent,” and will not be transferred to the operating account of the Series unless and until there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform, or the PPEX ATS (which the Company does not operate or control) will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform or the PPEX ATS (as defined below), via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” beginning on page 11 for a description of some of the risks that should be considered before investing in the Interests.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT

EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

TABLE OF CONTENTS

RSE PORTFOLIO, LLC

SECTION PAGE

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS 1

OFFERING SUMMARY 2

RISK FACTORS 11

POTENTIAL CONFLICTS OF INTEREST 44

DILUTION 50

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION 51

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE 54

DESCRIPTION OF THE BUSINESS 62

MANAGEMENT 80

COMPENSATION 89

PRINCIPAL INTEREST HOLDERS 90

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS 91

DESCRIPTION OF INTERESTS OFFERED 92

MATERIAL UNITED STATES TAX CONSIDERATIONS 99

WHERE TO FIND ADDITIONAL INFORMATION 103

APPENDIX A A-1

APPENDIX B B-1

USE OF PROCEEDS FOR SERIES #MANTLE319 B-2

DESCRIPTION OF SERIES #MANTLE319 B-6

FINANCIAL STATEMENTS FOR THE PERIOD  FROM INCEPTION (MARCH 24, 2022) TO JUNE 30, 2022 F-1

EXHIBIT INDEX III-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, the Asset Manager, each Series of the Company, the Platform and the PPEX ATS (as defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform, or the PPEX ATS (which the Company does not operate or control) will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. The information contained in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits filed with the Offering Statement of which this Offering Circular forms a part.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Portfolio, LLC, a Delaware series limited liability company formed on March 24, 2022, to permit public investment in specific real estate properties, each of which will be owned by a Series of the Company that we intend to establish.  Each Series may hold one or several individual properties that it acquires in a wholly-owned subsidiary which will be a Delaware limited liability company.

As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.  We intend for each Series to elect to be treated as a corporation for U.S. federal income tax purposes; however, if the Company determines that the real property and potential income from such real property selected for a specific Series are suitable for a real estate investment trust (a “REIT”) and would be beneficial to the Company and its Investors to be taxed as a REIT, then the investment entity for such Series may elect to be taxed as a separate REIT for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial offering of interests of such Series. We also may elect to treat a Series as a partnership for U.S. federal income tax purposes if we believe it would be beneficial to the Company and its Investors.

Underlying Assets
and Offering Price

Per Interest: The Company’s core business is the identification, acquisition, marketing and management of real estate assets, including museums, farmland, forestland, wineries, commercial properties, single family homes, and similar properties (collectively, the “Portfolio Assets”), as the Underlying Assets of the Company.

It is not anticipated that any Series will own any assets other than its respective Underlying Assets, plus cash reserves for maintenance, insurance, property tax and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset. We currently anticipate that the operations of the Company, including the formation of additional Series and the corresponding acquisition of additional properties, will benefit investors by allowing investors to build a diversified portfolio of investments.

The Underlying Asset for each Series and the Offering price per Interest for each Series is detailed in “Description of Series” in Appendix B and the Master Series Table in Appendix A.

Investment Objectives:Our investment objectives are:

●To realize growth in the value of our investments;

●To grow net cash from operations so more cash is available for distributions to Investors; and

●To preserve, protect and return Investors’ capital contributions.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Securities Offered:Investors will acquire membership Interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interests in a Series have only an Interest in assets, liabilities, profits, losses and distributions pertaining to the specific Underlying Asset owned by that Series and the related operations of that Series.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement. The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) Rally Holdings, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:RSE Portfolio Manager, LLC, a Delaware limited liability company, is the Manager of the Company and will be the Manager of each Series. The Manager, together with its affiliates, will own a minimum of one (1) Interest of each Series as of the Closing of an Offering.

Advisory Board:  The Manager has assembled an expert network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager and the Asset Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker: The Company has entered into an agreement with the BOR, under which the BOR acts as broker of record and is entitled to a Brokerage Fee (as defined below).  The sale of membership Interests is being facilitated by the BOR, which is registered as a broker-dealer under the Exchange Act and in each state where the offer or sales of the Interests will occur, and is a member of FINRA and the Securities Investor Protection Corporation (the “SIPC”).  It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective Investors.

Custodian: The Company has entered into an agreement with the Custodian, a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where the offer or sale of the Interests in Series’ of the Company will occur and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s Offerings.  Each Investor’s brokerage account will be created as part of the account creation process on the Platform.  The Custodian is a member of FINRA and the SIPC.

Transfer Agent:The Company has entered into an agreement with RSE Transfer Agent LLC, a registered transfer agent affiliated with the Company, to perform transfer agent functions with respect to the Interests of the Series.

Minimum

Interest Purchase:The minimum investment you can make for any Series is one (1) Interest in the Series. In the instance where a Series attempts to qualify as a REIT, the maximum investment may not exceed 9.8% of the total Interests in the Series. The Manager and/or its affiliates must purchase a minimum of one (1) Interest of each Series as of the Closing of an Offering.  The purchase price, which is calculated as the Offering Price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering Size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Series Offering as detailed for each Series highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective Offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

Escrow Agent:SouthState Bank, N.A., a Florida banking corporation.

Escrow:The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with the Escrow Agent until there is a Closing with respect to the applicable Series. Upon the occurrence of a Closing, the subscription funds will be transferred from the escrow account to the operating account for the applicable Series.  The subscription funds will not be transferred to the operating account of such Series unless and until there is a Closing with respect to that Series.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the operating account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses (as defined below).

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Offering Period:There will be a separate closing with respect to each Offering.  The Company is conducting each Offering on a best efforts, minimum-maximum basis, meaning that no Closing will occur unless subscriptions for the Total Minimum applicable to an Offering have been accepted by the Manager.  Upon accepting subscriptions for the Total Minimum, the Manager will cause the Company to effect the Closing of an Offering no later than the date that is one year from the date that such Offering was qualified by the Commission, except that the Manager, in its sole discretion, may extend the Offering Period by up to an additional six months.  The Manager will accept or reject each subscription application within fifteen (15) days of receiving such subscription application.  If subscriptions for the Total Minimum have not been accepted, an Offering shall be terminated upon the earlier to occur of (i) the expiration of the Offering Period, including any extension, and (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

Lock-Up Period:The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Additional Investors:An Asset Seller may be issued Interests of such applicable Series as a portion of the total purchase consideration for such Underlying Asset. Any Asset Seller may also purchase a portion of the Interests in a Series beyond such Interests issued as consideration.

Use of Proceeds: The gross proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) “Brokerage Fee”: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering, as compensation for brokerage services;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Seller (which may have occurred prior to the Closing).

Underlying Assets, whether acquired by the Company or a Series, are typically acquired through the following methods:

1.Upfront purchase - the Company or a Series acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2.Purchase agreement - the Company or a Series enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company or Series is obligated to acquire the Underlying Asset prior to the Closing

3.Purchase option agreement - the Company or a Series enters into a purchase option agreement with an Asset Seller, which gives the Company or Series the right, but not the obligation, to acquire the Underlying Asset

The acquisition method for each Underlying Asset is noted in the “Use of Proceeds” in Appendix B for each respective Series.

(iii) “Offering Expenses”: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer and compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses (as defined below)), as applicable, paid to legal advisors, brokerage firms, escrow agents, underwriters, printing companies, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to the Custodian equal to 0.75% of the gross proceeds from the Offering, but at a minimum of $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into Custodian brokerage accounts on behalf of the Interest Holders. In the case of each Series notated in the Master Series Table in Appendix A, the Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) “Acquisition Expenses”: These include costs associated with the evaluation, discovery, investigation, appraisal, development, renovation, restoration, and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party, in each case for funds used to acquire the Underlying Asset or any options in respect of such purchase. Except as otherwise noted, any such loans by affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code), and any other loans accrue interest as described herein.

(v) “Sourcing Fee”: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in the Master Series Table in Appendix A for each respective Series.  The maximum Sourcing Fee to be paid in respect of Series #MANTLE319 is $22,756.

The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering. See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure - Fees and Expenses” section for further details.

Related Entity:A person, brand or entity that in some way contributes value to a Portfolio Asset, by virtue of having lived there occupying the space, interacted with the space or any other connection to the Portfolio Asset is referred to herein as the “Related Entity.”

Operating Expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocation of Expenses” section), attributable to the activities of each Series including:

●costs incurred in managing the Underlying Asset;

●costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to the registrar and transfer agent and any reports to be filed with the Commission, including periodic reports on Forms 1-K, 1-SA and 1-U;

●the costs of any third parties engaged by the Manager in connection with the operations of the Company or a Series;

●any governmental fees imposed on the capital of the Company or a Series;

●any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series, Manager or an Operating Partner in connection with the affairs of the Company or a Series, or relating to legal advice directly relating to the Company’s or a Series’ legal affairs;

●any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

●if a Series should elect to be taxed as a REIT, costs and expenses for maintaining REIT compliance;

●any indemnification payments; and

●any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event, but including, if obtained, directors and officers insurance of the directors and officers of RSE Markets).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each Offering notated in the Master Series Table in Appendix A. Offerings, for which no Closing has occurred are highlighted in gray in the Master Series Table in Appendix A.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

We do not expect to generate any revenues or cash flow at the Company or Series level for some time, and it is possible that no profits will be realized by Investors unless and until an Underlying Asset is sold at a price high enough to provide sufficient funds to effectuate a distribution after paying the applicable costs, fees and expenses, or the Investors sell their Interests. We expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further Issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:The Asset Manager is Rally Holdings LLC, a Delaware limited liability company.

Platform and PPEX

ATS:Rally Holdings owns and operates a mobile app-based and web browser-based investment platform (the “Platform”) through which substantially all of the initial sales of the Interests are executed and which will serve as the user interface for secondary transactions in Series Interests, which are facilitated as described below.  Secondary transactions in Series Interests will be facilitated through the Public Private Execution Network Alternative Trading System (the “PPEX ATS”).  The PPEX ATS is an electronic alternative trading system with a Form ATS on file with the Commission and is owned and operated by North Capital Private Securities Corporation (“NCPS”), a registered broker-dealer and member of FINRA and SIPC.  Registered broker-dealers and certain institutional customers who become members of the PPEX ATS, including the Executing Broker, will have access to the PPEX ATS.  The PPEX ATS is not accessible to non-members or the general public, and Investors will have no direct interaction with NCPS.  When trading through the PPEX ATS, Investors will submit bid and ask quotes on the Platform to purchase or sell Interests, with any transactions to be executed by the Executing Broker and matched through the non-discretionary matching procedure established by the PPEX ATS.  See “Description of the Business – Liquidity Platform” below for additional information on the execution of resale transactions.

Portfolio Revenues:Revenues derived through the usage of the Underlying Asset are referred to herein as the “Portfolio Revenues.”

Operating Partners:The entities that may assist in aggregating, auditing, generating, enforcing, and paying the Series the Portfolio Revenues owed based on its respective Underlying Asset are referred to herein as the “Operating Partners.” The Manager may appoint a single or different Operating Partners to manage the Portfolio Asset for each Series, as needed, or may appoint itself as the Operating Partner for certain Series.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income (as determined under U.S. Generally Accepted Accounting Principles) plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset. Free Cash Flow is primarily generated through Portfolio Revenues from usage of the Underlying Asset and any Membership Experience Programs (as described in “Description of the Business – Business of the Company”). The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information) for each Series, the Asset Manager is paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series and available for distribution (the “Management Fee”).  The Management Fee accrues or becomes due and payable only if there is sufficient Free Cash Flow to distribute as described under “Distribution Rights” below.  For tax and accounting purposes, the Management Fee will be accounted for as an expense on the books of each Series.  In the event the Manager determines to pay a Management Fee to the Asset Manager, the Manager would have discretion to vary the amount of the Management Fee in successive payments, but in no event will the Management Fee exceed 50% of the Free Cash Flow available to make distributions, as described under “Distribution Rights” below.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

●first, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

●second, to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series;

●thereafter, to make distributions, no less than 50% of which (net of corporate income taxes applicable to that Series) shall be distributed to the Interest Holders of that Series (which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series), and no more than 50% of which shall be distributed to the Asset Manager in payment of the Management Fee for that Series.  The portion of distributions paid as the Management Fee may vary between payments.

Following the sale of the Underlying Asset associated with a Series and the liquidation of such Series, any Free Cash Flow generated from such liquidating sale of the Underlying Asset shall be applied by that Series in the following order of priority:

●repay any amounts outstanding under liabilities of the Series, including potential Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

●thereafter, withhold any amounts required for federal, state and local corporate taxes related to the sale of the Underlying Asset; and

●thereafter, by distribution to the Interest Holders of that Series, which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  At this time, the Manager currently intends to retain Free Cash Flow, if any, to fund the future Operating Expenses for each Series. Future decisions concerning the payment of distributions to Interest Holders and the Management Fee from Free Cash Flow will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors that our Manager, in its sole discretion, may consider relevant. Accordingly, the Manager does not anticipate paying distributions or a Management Fee from any available Free Cash Flow for the foreseeable future. The

Manager may change the timing of potential distributions to Interest Holders of a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Rally Entities,  nor any of their respective current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors, members of the Advisory Board, nor persons acting at the request of the Company, such as appointed Operating Partners, or any Series in certain capacities with respect to other Rally Entities (collectively, the “Indemnified Parties”), will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification obligation will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interests if such transfer would result in (a) there being more than 2,000 beneficial owners of a Series or more than 500 beneficial owners of a Series that are not “accredited investors,”  (b) the assets of a Series being deemed plan assets for purposes of ERISA (as described in “Plan of Distribution” – “Investor Suitability Standards”), (c) such Interest Holder holding in excess of 9.8% of a Series if the Series elected to seek REIT qualification, (d) a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, the Asset Manager or any of their affiliates being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing Law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement are governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim is not vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved, that you will earn a return on your investment in Interests or that a secondary market would ever develop for the Interests, whether through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occur, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks Relating to the Structure, Operation and Performance of the Company.

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager thus retains significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series. In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no active trading market for our securities. An active market in which Investors can resell their Interests may not develop or be sustainable.

Currently no active trading market for any Interests exists, and an active market may not develop or be sustainable, whether public or private.  If an active public or private trading market for our securities does not develop or is not sustainable, it may be difficult or impossible for you to resell your Interests at any price.  Although there is a possibility the PPEX ATS, which is a venue for facilitating secondary trading of Interests via a non-discretionary matching service (see “Description of the Business – Liquidity Platform” for additional information), may permit some liquidity, neither the Platform nor the PPEX ATS will operate like a stock exchange or other traditional trading markets.  It is anticipated that secondary trading will occur on a recurring basis though the PPEX ATS, although there can be no assurance that any offers to buy and sell will match, and there is no guarantee that an Investor will be able to sell Interests at a desired price or at all (see “Description of the Business – Liquidity Platform” for additional information).  Furthermore, there can be no guarantee that any broker will continue to provide these services or that the Company or the Manager will pay any fees or other amounts that would be required to maintain that service.  Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale at a desired price or at all.  Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold.  Even if a public or private market does develop for a Series, the price of the Interests at which you could sell your Interests might be below the amount you paid for them.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering. Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company was formed on March 24, 2022, and each Series has been formed in the time since then.  At the time of this filing, the Company has commenced only limited operations.  No Series has generated any revenues, and we have a limited operating history upon which prospective Investors may evaluate their performance. See the “Management’s Discussion and Analysis” section for additional information. You should consider an investment in our interests in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the Manager must, among other things:

●identify and acquire Portfolio Assets consistent with our investment strategies;

●increase awareness of our name within the investment products market;

●attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

●build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in our bankruptcy or other event which would have a material adverse effect on us and our investors. No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase, or any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which may arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., Portfolio Revenues).

The Company’s business model may not gain market acceptance from important third parties.

Three businesses that are affiliated with the Company, RSE Archive, LLC, RSE Collection, LLC, and RSE Innovation, LLC have pursued a similar strategy with different asset classes. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies or maintenance partners.  This could result in an inability of the Asset Manager to operate the Underlying Assets profitably or generate any Portfolio Revenues. This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company or a Series.  This would further inhibit market acceptance of the Company, and if the Company or a Series does not acquire any additional Underlying Assets, Investors would not receive any benefits which may arise from economies of scale, such as any Membership Experience Programs (as described in “Description of the Business – Business of the Company”), that would require the Company and any Series to own a substantial number of Underlying Assets.

Offering amounts exceed the value of the related Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as of the date of such Offering (as the net proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset were to be sold and there had not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of that amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including Portfolio Asset taxes, which could increase over time, the need periodically to repair, renovate and re-lease space, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

The expense of owning and operating a Portfolio Asset is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with Portfolio Asset investments, such as Portfolio Asset taxes, insurance, loan payments and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our investors may be adversely affected.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager, Asset Manager and RSE Markets, including the Asset Manager’s personnel and the officers of RSE Markets. Our business and operations could be adversely affected if the Manager or Asset Manager loses key personnel or RSE Markets loses officers.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for Rally Holdings to maintain the Platform.  As the Manager and Asset Manager have been in existence only since March 24,

2022, and October 27, 2020, respectively, and are early-stage startup companies, they have no significant operating history. Further, the Asset Manager is also the Asset Manager for RSE Archive, LLC, RSE Collection, LLC and RSE Innovation, LLC, series limited liability companies with similar business models in different asset classes, and thus has some similar management experience.  But its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and, therefore, the Interests) is highly dependent on the expertise and performance of the Manager, the Asset Manager, RSE Markets and their respective teams; the Asset Manager’s expert network; and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager, the Asset Manager or RSE Markets.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, there are a number of key factors that will potentially impact the Company’s operating results going forward, including the ability of the Asset Manager to:

•continue to source high quality Portfolio Assets at reasonable prices to securitize through the Platform;

•market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

•find and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

•continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

•find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

Finally, the success of the Company and the value of the Interests is dependent on there being a critical mass of demand from the market for the Interests and the Company’s ability to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which may arise from holding more than one Underlying Asset (e.g., economies of scale from a single Operating Partner managing multiple Underlying Assets). In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetize them together with other Underlying Assets at any Membership Experience Programs (as described in “Description of the Business – Business of the Company” and the details of which will be disclosed in the offering circular relating to the relevant Series) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocation of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and, therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We maintain physical, technical, and administrative security measures designed to protect our systems against cyber-attacks and unauthorized disclosure of sensitive data.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform through which potential Investors may acquire Interests, and the PPEX ATS, through which potential Investors may transfer Interests may make them attractive targets to cyber threat actors.  The Platform and the PPEX ATS process certain confidential information about Investors, the Asset Sellers, and the Underlying Assets.  While we maintain commercially reasonable measures to protect this confidential information and our information systems, security incidents involving the Platform, the PPEX ATS, the Company, the Asset Manager, the Manager, or any of their respective service providers remain a risk.  And because we do not operate the PPEX ATS, we do not control the measures taken to protect the PPEX ATS from cyber threats.  Unauthorized access to or disclosure or acquisition of confidential information, whether accidental or intentional, can lead to harm such as identity theft and fraud.  Security incidents could also expose the Company to liability related to the loss of confidential information, such as time-consuming and expensive litigation and negative publicity, regulatory investigations and penalties, as well as the degradation of the proprietary nature of the trade secrets of the Asset Manager, the Manager, and the Company.  If security measures are breached because of third-party action, employee error, malfeasance, or otherwise, or if design flaws in the Platform or PPEX ATS software are exposed and exploited, the relationships between the Company, Investors, users, third-party vendors and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability.  Security incidents can also disrupt business operations, diverting attention from utilization of the Underlying Assets and causing a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques and malware used to sabotage or obtain unauthorized access to systems change frequently and may not be captured by existing security tools and software, the Company, the third-party hosting service used by the Platform or the PPEX ATS, and other third-party service providers may be unable to prevent all cyber-attacks.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach can be costly to implement and often lead to negative publicity, which may cause Investors, the Asset Sellers, or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform or the PPEX ATS.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, the Platform and the PPEX ATS, and the Company could lose Investors and the Asset Sellers as a result thereof.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them through the generation of Portfolio Revenues and at the Membership Experience Programs (as described in “Description of the Business – Business of the Company” and the details of which will be disclosed in the offering circular relating to the relevant Series).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting the business. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages of the Platform, resulting in decreased customer satisfaction and regulatory sanctions and adverse effects on primary issuances or secondary transactions.

The Platform has experienced systems failures and delays in the past and could experience future systems failures and delays.  In such cases the Asset Manager has and may in the future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased.  In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and, rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account on the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in the future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform and the PPEX ATS, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients.

Because we store, process and use data, some of which contains personal information, we are subject to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention or engagement, any of which could seriously harm our business.

The Platform and the PPEX ATS are highly technical and may be at a risk to malfunction.

Our Platform and the PPEX ATS are complex systems composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on the Platform and the PPEX ATS. Our software, including open source software that is incorporated into our code, and the software supporting the PPEX ATS may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released.  Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users.  We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption.  In addition, we have experienced outages on the Platform due to circumstances within our control, such as outages due to software limitations.  We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of the Platform.  If the AWS data centers fail, Platform users may experience down time.  If sustained or repeated, any of these outages could reduce the attractiveness of the Platform to users.  In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of the Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of the Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.  The PPEX ATS faces risks similar to those described above.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform or the PPEX ATS in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that secondary trading will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established when an investor is seeking to buy or sell Interests in a secondary transaction, or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information). It is anticipated that secondary trading will occur on a recurring basis though the PPEX ATS, although there can be no assurance that any offers to buy and sell will match, and there is no guarantee that an Investor will be able to sell Interests at a desired price or at all. The frequency and duration of the periods of time during which the PPEX ATS will immediately match offers to buy and sell Interests in secondary transactions will be determined by NCPS in its capacity as operator of the PPEX ATS.

There can be no guarantee that the Manager will continue to pay for commissions due to the Executing Broker in connection with trades executed on the PPEX ATS.

With respect to secondary trading via the PPEX ATS, the Manager, at its sole discretion, may from time-to-time cover the commission owed to the Executing Broker in respect of executed transfers of Interests, but there is no assurance that this practice will continue permanently, and Investors may subsequently be required to pay such commission in order to participate in secondary market transactions (see “Description of the Business – Liquidity Platform” for additional information).

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset. Notwithstanding the foregoing, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes. Furthermore, the Manager may from time to time decide to sell a portion of Interests it owns in a particular Series through the Platform (see “Description of the Business – Liquidity Platform” for additional information) or in any other manner otherwise permitted under the Company’s Operating Agreement.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.

There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations are likely to be negatively impacted by the coronavirus outbreak.

In March 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets. The spread of COVID-19 created a worldwide public-health crisis that disrupted and that continues to affect the global economy.  Efforts to contain the spread of COVID-19, such as travel restrictions, social distancing and vaccination programs, are ongoing. The long-term impacts of the outbreak and of the responses to it are unknown and will continue to evolve, and they could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that COVID-19 could cause further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. In addition, governmental or societal actions and responses following the lifting of containment efforts could have unforeseeable economic consequences that adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 and the response to the pandemic will impact our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the COVID-19 outbreak, actions taken to contain the outbreak or treat its impact, and any mutations or variations that affect the efficacy of vaccines and other containment measures, among others.  Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could continue to be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the COVID-19 pandemic. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease in the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, on whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs (the details of which will be disclosed in the offering circular relating to the relevant Series), which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

The Manager or the Operating Partner may fail to successfully operate acquired properties, which could adversely affect us and impede our growth.

The Manager’s or the Operating Partner’s ability to identify and acquire properties on favorable terms and successfully develop, redevelop and/or operate them may be exposed to significant risks. Agreements for the acquisition of properties are subject to customary conditions to closing, including completion of due diligence investigations and other conditions that are not within our control, which may not be satisfied.  We may be unable to complete an acquisition after incurring certain acquisition-related costs. In addition, if mortgage debt is unavailable at reasonable rates, we may be unable to finance the acquisition on favorable terms in the time period we desire, or at all. The Manager or the Operating Partner may also spend more than budgeted to make necessary improvements or renovations to acquired properties and may not be able to obtain adequate insurance coverage for new properties. Any delay or failure to identify, negotiate, finance and consummate such acquisitions in a timely manner and on favorable terms, or operate acquired properties to meet our financial expectations, could impede our growth and have an adverse effect on us, including our financial condition, results of operations, cash flow and the market value of our interests.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the Portfolio Asset market, which could hinder our ability to implement our business strategy and the Manager’s or the Operating Partner’s ability to collect potential Portfolio Revenues for the Underlying Assets.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in Portfolio Asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for Portfolio Assets, declining Portfolio Asset values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of Portfolio Asset and in rents, which in turn would reduce the value of our Interests.

During an economic downturn, it may also take longer for us to dispose of Portfolio Asset investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our Portfolio Asset investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in Portfolio Asset values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our Investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

You may be more likely to sustain a loss on your investment because the Manager or the Operating Partner do not have as strong an economic incentive to avoid losses as do Managers or Operating Partners who have made significant equity investments in their companies.

Because it has not made a significant equity investment in our Company, the Manager or the Operating Partner will have little exposure to loss in the value of the interests of a Series. Without this exposure, our Investors may be at a greater risk of loss because the Manager or the Operating Partner do not have as much to lose from a decrease in the value of our Interests as do those Managers or Operating Partners who make more significant equity investments in their companies.

Any adverse changes in the Manager’s and Operating Partner’s financial health or our relationship with the Manager or its affiliates could hinder our operating performance and the return on your investment.

The Manager and the Operating Partner will utilize their personnel to perform services for us. Our ability to achieve our investment objectives and to pay distributions to our Investors is dependent upon the performance of the Manager and its affiliates, the Operating Partner and its affiliates, as well as their Portfolio Asset professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities.

Any adverse changes in the Manager’s or the Operating Partner’s financial condition or our relationship with the Manager or Operating Partner could hinder their ability to successfully manage our operations and our Portfolio Assets.

We do not expect to generate any revenues at the Company or Series level for some time, and we rely on RSE Markets to fund our operations.

We do not expect to generate any revenues or cash flow at the Company or Series level for some time, and it is possible that no profits will be realized by Investors unless and until an Underlying Asset is sold at a price high enough to provide sufficient funds to effectuate a distribution after paying the applicable costs, fees and expenses, or the Investors sell their Interests. Until such time as the Company or a Series generates revenue, we will be completely reliant on RSE Markets, through the Asset Manager and the Manager, to fund our operations.

Although we believe RSE Markets has sufficient capital resources and sources of liquidity to perform its obligations for the foreseeable future, there can be no assurance that RSE Markets will be able to maintain sufficient capital to satisfy its obligations in future periods. RSE Markets’ capital resources and sources of liquidity will be relied upon by our auditors in determining our likely ability to continue as a going concern. If RSE Markets’ liquid capital resources and sources of liquidity are insufficient to satisfy its operational requirements, including the obligations with respect to the Company, for at least one year, the Company may receive audit reports that contain an emphasis of matter paragraph as to its ability to continue as a going concern, which would likely have a material adverse effect on the value of our Interests.

We may be negatively impacted by volatility in the political and economic environment, and a period of sustained inflation across the markets in which we operate could result in higher operating costs.

Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and variability. These conditions may impact our business.  Further, elevated inflation may negatively impact our business and increase our costs. Sustained inflation across the markets in which we operate could negatively affect any attempts to mitigate the increases to our costs.  In addition, the effects of inflation on consumers’ budgets could result in the reduction of potential Investors’ spending and investing habits.  If RSE Markets, the Asset Manager, the Manager or we are unable to take actions to effectively mitigate the effect of the resulting higher costs, their and/or our financial position could be negatively impacted.

Risks Relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, needing to file only semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting. If there are deficiencies in our internal controls, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If the Asset Manager, or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including the initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), the Manager or the Asset Manager may need to stop operating and, therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.  We have been made aware by the staff of the Commission (the “SEC Staff”) that certain activities of affiliates of the Manager and Asset Manager may have required such registration, and the matter is under investigation by the SEC Staff.

If the Platform is ultimately found to be a securities exchange or alternative trading system, we may be required to cease operating the Platform, and such cessation would materially and adversely affect your ability to transfer your Interests.

We have been made aware by the SEC Staff that the Platform operated by the Asset Manager may have previously operated as a securities exchange or alternative trading system under the Exchange Act, and the matter is under investigation by the SEC Staff.  Secondary transactions in our Interests are executed only on the PPEX ATS, which is neither owned nor operated by the Company (see “Description of the Business – Liquidity Platform” for additional information). If it is ultimately determined that the Platform previously operated as a securities exchange or alternative trading system, then certain of our affiliates may be required to register as a securities exchange or broker-dealer, either of which would significantly increase the overhead expenses of the Asset Manager and could cause the Asset Manager to wind down the Platform.  Further, if we or any of our affiliates are ultimately found to have been in violation of the Exchange Act due to operation of an unregistered exchange, we or they could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on the Asset Manager and may require it to cease operating the Platform or otherwise be unable to maintain the Platform, which would materially and adversely affect our ability to conduct offerings via the Platform and your ability to transfer your Interests.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing our ability to enforce our rights related to the Underlying Assets or conduct offerings of securities.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing us from enforcing our rights related to the Underlying Assets or conducting offerings of securities. The agreements by which we acquire Underlying Assets are intended to be effective for the terms set forth in each respective “Description of Series” and “Series Detail Table” in Appendix B and may be terminated only as specified in the underlying asset purchase agreement. Any changes in or interpretations of current laws and regulations could require us to increase our compliance expenditures, inhibit our ability to source Underlying Assets or cause us to significantly alter or to discontinue offering Interests of Series. Altering the terms of a purchase agreement governing Underlying Assets to comply with changes in or interpretations of applicable laws and regulations could require significant legal expenditures, increase the cost of acquiring, holding and managing Underlying Assets or make Series less attractive to investors. In addition, our failure to comply with applicable laws and regulations could lead to significant penalties, fines or other sanctions. If we are unable to effectively respond to any such changes or comply with existing and future laws and regulations, our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted.

Portfolio Assets are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our Portfolio Assets and may require us to obtain approval from local officials or community standards organizations at any time with respect to our Portfolio Assets, including prior to acquiring any of our Portfolio Assets or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our Interests to decline.

If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.”  While our Operating Agreement presently prohibits any transfer that would result in any Series being beneficially owned by more than 2,000 persons or 500 non-“accredited investors,” the Manager has the right to waive, and for a number of Series has waived, this prohibition.  To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year.  If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series, and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible changes in federal tax laws may have unpredictable adverse effects on the Company.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in the Interests.  In particular, on December 22, 2017, President Trump signed the Tax Cuts and Jobs Act (the “Tax Act”) into law.  The Tax Act includes major changes to U.S. tax laws and represents the most significant changes to the Internal Revenue Code since 1986.  In addition, recently enacted legislation intended to support the economy during the COVID-19 pandemic, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), made technical corrections, or temporary modifications, to certain of the provisions of the Tax Act.  Additional changes to the tax laws are likely to continue to occur, and the Company cannot assure Investors that any such changes will not adversely affect their taxation, the investment in the Interests or the market value or the resale potential of the Company’s Assets.  Investors are urged to consult with their own tax advisor with respect to the impact of recent legislation, including the Tax Act and CARES Act, on their investment in the Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the Interests.

If a Series cannot be treated as a corporation for tax purposes, Investors may be taxed as partners in a partnership.

The rule that a separate series of a limited liability company is an eligible entity that may elect to be treated as a corporation for federal income tax purposes is contained in proposed Treasury Regulations that have not yet been finalized (Prop. Treas. Reg. Section 301.7701-1(a)(5)).  This rule is therefore subject to change if and when those proposed Treasury Regulations are issued in final form.  If the final rule does not provide that a series of a limited liability company is eligible to elect to be treated as a corporation for federal income tax purposes, Investors in a Series would likely be treated as partners in a partnership and would be subject to current federal income tax on their proportional share of the income of the Series or of the Company.

If we do not elect to treat a Series as a REIT or a partnership for tax purposes, we will affirmatively elect for the Series to be taxed as a “C” corporation under Subchapter C of the Code

If we do not elect to treat a Series as a REIT or a partnership for tax purposes, we will affirmatively elect for the Series to be taxed as a “C” corporation under Subchapter C of the Code. Thus, the Series will be taxed at regular corporate rates on its income before making any distributions to Interest Holders. Moreover, distributions to U.S. Holders (as defined below under “Material United States Tax Considerations”) out of the Company’s current or accumulated earnings and profits will be taxable as dividends. Please see “Material United States Tax Considerations” for more detail. Interest Holders are urged to consult with their tax advisors regarding the tax consequences of the purchase, ownership and disposition of Interests.

Risks Specific to the Industry and the Asset Class

Potential negative changes within the Asset Class could materially adversely affect the value of Underlying Assets.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy (including the recent COVID-19 pandemic) and the availability of desirable Portfolio Assets. Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company” and the details of which will be disclosed in the offering circular relating to the relevant Series) to generate distributions for Investors.

Each of our Company’s Series will hold an interest in one or several Portfolio Assets, a non-diversified investment.

We intend for each of our Series, or each such Series’ subsidiaries, if any, to own and operate one or several Underlying Assets. Each Series’ return on its investment will depend on the revenues generated by the Portfolio Assets and the appreciation of the value of the Portfolio Assets over time. These, in turn, are determined by such factors as national and local economic cycles and conditions, financial markets and the economy, competition from existing properties as well as future properties and government regulation (such as tax and building code charges).  The value of the Portfolio Assets may decline substantially after a Series purchases its interest in it.

Competition could limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities which may adversely affect us, including our profitability, and impede our growth.

The Portfolio Asset market is highly competitive. We will compete with other entities engaged in Portfolio Asset investment activities to locate suitable properties to acquire and purchasers for our properties. These competitors will include REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships and individual investors. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. In addition, these same entities seek financing through similar channels to our Company. Disruptions and dislocations in the credit markets could impact the cost and availability of debt to finance real estate investments. A downturn in the credit markets and a potential lack of available debt could limit our ability to pursue suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our respective assets may not appreciate or may decrease significantly below the amount we paid for such assets. This competition could increase prices for properties of the type we may pursue and adversely affect our profitability and impede our growth.

Competition may impede our ability to attract or retain tenants or re-lease space, which could adversely affect our results of operations and cash flow.

The leasing of Portfolio Assets is highly competitive. The Manager or the Operating Partner will compete based on a number of factors that include location, rental rates, security, suitability of the Portfolio Asset’s design to prospective tenants’ needs and the manner in which a Portfolio Asset is operated and marketed. The number of competing Portfolio Assets could have a material effect on our occupancy levels, rental rates and on the Operating Expenses of certain of our Portfolio Assets.  If other lessors and developers of similar spaces in our markets offer leases at prices comparable to or less than the prices we offer on the Portfolio Assets we acquire, we may be unable to attract or retain tenants or re-lease space in our Portfolio Assets, which could adversely affect our results of operations and cash flow.

Interests are not diversified investments.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, property taxes, insurance and other expenses pertaining to the Underlying Asset and any amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Volatile demand for the assets in the Asset Class could materially adversely affect the value of Underlying Assets.

Volatility of demand for Portfolio Assets may adversely affect a Series’ ability to achieve its investment purpose.  The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes. Demand for Portfolio Assets depends to a large extent on general economic, political, and social conditions in a given market. In addition, other factors that impact the demand for Portfolio Assets are the current market interest rates for loans, property taxes, the value of Portfolio Assets in surrounding areas, the supply of Portfolio Assets in surrounding areas, government regulations, nearby tourist attractions, nearby schools and the job market.

Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company” and the details of which will be disclosed in the offering circular relating to the relevant Series) to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting events at the Portfolio Asset).  These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

We rely on data from past sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business,” the Asset Class is difficult to value, and it is hoped that the PPEX ATS will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than currently exists.  Until the PPEX ATS, has created such a market, valuations of the Underlying Assets will be based upon the subjective assessments taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results, multiple listing service, and previous sales history).  Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark.  Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets.  The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

It is difficult to estimate with precision the projected future Portfolio Revenues under any Underlying Asset because such estimation is necessarily based on future events that may or may not occur and that could change based on a number of factors that are hard to control.  As a result, at the time of an Offering, it is difficult to predict an accurate return on investment or rate of return for an investment in a Series of Interests.

Because the market for Portfolio Assets has uncertainty, we must estimate a number of factors related to Portfolio Assets in the future. Due to the inherent uncertainty in predicting the future, it is difficult to estimate with precision the projected future Portfolio Revenues associated with the Underlying Asset. These estimations are based on future events that may or may not occur. Additionally, future events change based on a number of factors that are difficult or impossible to control. As a result, it is difficult to predict an accurate return on investment or rate of return of an investment in any Underlying Asset, and our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted if we receive less revenue from Underlying Assets than estimated. The Company will not provide updates with projected future Portfolio Revenues after an Offering.

Risks Relating to the Underlying Assets.

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price of an Underlying Asset and do not necessarily correlate to the price at which the Interests may be sold on the PPEX ATS.  The value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets, government regulations, development of tourist attractions, the current job market in the area, and the value of Portfolio Assets in surrounding areas.

Competition in the Asset Class from other business models could limit our share of the market.

There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants. While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as hedge funds, private equity firms, and real estate investors may play an increasing role. Furthermore, the presence of institutional investors in the Asset Class will continue to increase the level of competition from non-traditional players.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets. This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that are developing models similar to ours for other alternative asset classes, such as art or wine, who may decide to enter the Asset Class as well.

The value of some Underlying Assets may depend on a prior user or association, the reputation or relational value of which is subject to change.

The value of a Portfolio Asset may be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company or the applicable Series). In the event that such a person, group or event loses public affection, then this may adversely impact the value of the Portfolio Asset and therefore, the Series of Interests that relate to such Underlying Asset. For example, pop star Michael Jackson was one of the most beloved entertainers, with sold out shows all over the world. In 1988, he purchased a 2,700 acre property in Los Olivos, CA for roughly $17 million and named it Neverland Ranch. Michael Jackson spent $35 million to transform the property, adding a theater and amusement park. However, in 2009 Michael Jackson faced several allegations which negatively impacted his public image as well as any brands, investments, etc. that were associated with him. In 2016, Neverland Ranch was originally listed for $100 million; however, the property ended up selling for a reported $22 million due to the negative association it had with the allegations Michael Jackson was accused of. The same can also be said for a promising celebrity whose public image is negatively impacted due to allegations or does not meet all the early expectations placed on them.

Title, liens or infringement claims on an Underlying Asset can materially adversely affect its value.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and liens on the Portfolio Asset even after verification through third-party lawyers, real estate agents and banks, or that such claims may arise after acquisition of an Underlying Asset by a Series.  The Company may not have complete ownership history or maintenance records for an Underlying Asset.  In the event of a title or lien claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance, and the value of the Underlying Asset and the Series that relates to that Underlying Asset may be diminished.  Furthermore, the Company and the Underlying Asset could be adversely affected if the Underlying Asset, such as a residential property, were found to have been built without all appropriate permits, such as consent from the local government. The Company may obtain title insurance, as needed, to mitigate these risks. However, this does not guarantee the value of the Underlying Asset will not be negatively impacted in the case of title, liens or infringement claims.

We may be subject to unknown or contingent liabilities related to Portfolio Assets that we acquire for which we may have limited or no recourse against the Asset Sellers.

Assets and entities that we may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the Asset Sellers. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of tenants, vendors or other persons dealing with the acquired entities, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. In the future we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions or that only survive for a limited period, in which event we would have no or limited recourse against the sellers of such properties. While we expect to usually require the Asset Sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses.

As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the Asset Sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow. Finally, we expect that indemnification agreements between us and the Asset Sellers will typically provide that the Asset Sellers will retain certain specified liabilities relating to the Underlying Assets and entities acquired by us. While the Asset Sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.

There are risks associated with reliance on third party appraisers.

While there is no guarantee an Underlying Asset’s value will be the current market value, we attempt to mitigate this risk by having the Underlying Asset appraised by a reputable firm at the time of purchase. In the event of a significantly inflated estimate of the market value of the Portfolio Asset results in losses, the Company may have recourse for reimbursement from the appraiser, although there can be no guarantee of the Company’s ability to collect or the appraiser’s ability to pay.

Furthermore, appraisers may occasionally make mistakes by either giving their approval of an Underlying Asset’s overestimated value that may result in losses. Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or additional appraisals are performed. The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely decline. In the case when an appraiser overestimates the value of an Underlying Asset at the time of purchase, the Underlying Asset may subsequently be impaired to the market value.

There are risks associated with reliance on third party inspectors.

While there is no guarantee that an Underlying Asset will be free of fraud, we attempt to mitigate this risk by having the Portfolio Assets inspected by a reputable firm. In the event of underlying damages discovered to the Portfolio Assets, the Company may have recourse for reimbursement from the inspector, although there can be no guarantee of the Company’s ability to collect or the inspector’s ability to pay.

Furthermore, inspectors may occasionally make mistakes by either giving their approval of a Portfolio Asset not having any underlying damages or issues that may result in renovations or repairs. Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated inspections are done. The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely decline.

Additionally, it is possible that there are unknown issues with an Underlying Asset that are not immediately apparent but arise at a later date. For example, prior renovations and maintenance for an Underlying Asset might have adverse effects that are only apparent at a later date. Even though the Underlying Asset undergoes an inspection process, there are still scenarios where these issues may not be apparent at the time of inspection.  Finally, there is reputational risk of the inspector, which may fall out of favor with investors, which may impact the value of any Underlying Asset inspected by the particular inspector.

Third party liability may attach to an Underlying Asset and thereby reach the Series related thereto.

Each Series assumes all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our investors’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

This risk is particularly relevant with respect to potential acts of terrorism. The TRIA, under which the U.S. federal government bore a significant portion of insured losses caused by terrorism, will expire on December 31, 2027, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. If the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.

Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our Underlying Assets will be reduced by any such uninsured loss, which may reduce the value of our investors’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to investors.

Additionally, mortgage lenders insist in some cases that multifamily property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

We may be forced to sell Underlying Assets at inopportune times, resulting in lower returns available to Investors.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

We may be dependent on our Operating Partners for the collection of Portfolio Revenues.

We may be reliant on the Operating Partners to audit and collect Portfolio Revenues on our behalf. If the Operating Partners are unable to collect all Portfolio Revenues that are due to the Series or there is a dispute in amounts owed, we may have limited recourse against them. The availability of Operating Partners in a given market may be limited.

Cash received from Underlying Assets may depend upon the continued popularity of the Related Entity, where applicable, and in such cases we do not have any rights to require the Related Entity to take any actions to attract, maintain or otherwise generate Portfolio Revenues.

Some or all of the payments that the Underlying Assets will generate may be contingent on continued popularity of the Related Entity and is not guaranteed. Neither the Related Entity nor any other related parties have any obligation to take any actions to produce new Portfolio Assets or to continue to promote existing Portfolio Assets. In addition, even if the Related Entity continues to produce new Portfolio Assets and promote themselves, there is no guarantee that such activities will increase the value of the Underlying Assets. We cannot ensure that any of the Related Entities or Portfolio Assets associated with the Underlying Assets will continue to be popular.

Investors may not receive distributions or a return of capital.

The revenue of each Series is expected to be derived primarily from the Underlying Asset (known as “Portfolio Revenues”) and secondarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company” and the details of which will be disclosed in the offering circular relating to the relevant Series). Membership Experience Programs have not been proven with respect to the Company, and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series. In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution. In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any. Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation. See “Potentially high insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series” for further details on the risks of escalating costs and expenses of the Underlying Assets.

The consequences of climate change may adversely affect our business.

We may experience losses related to extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for an Underlying Asset that we acquire. Should the impact of climate change be material in nature or occur for lengthy periods of time, the financial condition or results of operations for a property and its related Series would be adversely affected. Moreover, we cannot assure you that any insurance coverage we carry will be adequate to cover all losses related to climate change. In addition, changes in federal, state and local legislation and regulations designed to address climate change could result in increased capital expenditures to improve the energy efficiency of a property that we acquire in order to comply with such legislation and regulations.

Potentially high maintenance and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate insurance coverage, and, if required, maintenance work.  The cost of care may vary from year to year depending on the amount of maintenance performed on a particular Underlying Asset and changes in the insurance rates for covering the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, either directly or through additional Series, the Manager may be able to negotiate a discount on the costs of insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring, either directly or through additional Series, a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations. See “Investors may not receive distributions or a return of capital” for further details of the impact of these costs on returns to Investors.

We anticipate involvement in a variety of litigation, including with the Operating Partners.

We anticipate involvement in a range of legal actions in the ordinary course of business. These actions may include eviction proceedings and other landlord-tenant disputes, challenges to title and ownership rights and issues with local housing officials arising from the condition or maintenance of one or more of our Portfolio Assets. In addition, we may be involved in litigation with the appointed Operating Partners who are managing the Portfolio Assets. The litigation may be due to the Operating Partners not fulfilling their duties, such as assisting with generating Portfolio Revenues, maintaining the Underlying Assets, and failing to adhere to the needs of the tenants, if applicable. These actions can be time consuming and expensive. We cannot assure you that we will not be subject to expenses and losses that may adversely affect our operating results and Portfolio Revenue.

Neither the Asset Sellers nor the Related Entities, if applicable, owe any fiduciary duties to us or our stockholders, and they have no obligation to enhance the value of the Underlying Assets or disclose information to our stockholders.

Events surrounding the Related Entities, including personal or business relationships, could have an impact on the Underlying Assets. The Related Entities have no obligation to disclose any such events. Although the Asset Seller will be contractually obligated to disclose all material facts to us, we cannot guarantee that the Asset Seller will comply with such disclosure requirements or that we can independently verify or uncover material events. In addition, the Asset Seller and the Related Entities have no obligation to enhance the value of the Underlying Assets. For example, the Related Entity may cease operations, which may have the effect of decreasing future Portfolio Revenues on the Underlying Assets. Furthermore, neither the Asset Seller nor the Related Entity owe any fiduciary duties to us or our stockholders. Our stockholders will have no recourse directly against the Asset Sellers or the Related Entities, either under the agreement to purchase the Underlying Assets or under state or federal securities laws.

Each Series will own an Underlying Asset, and it will be difficult or impossible for the Manager or the Operating Partners to ensure the Underlying Assets are operated in the Series’ best interest. The Series will not have the full ability to direct the operations of the Underlying Assets.

Some of the Underlying Asset’s future revenue might be derived from Portfolio Revenues. The Series will have limited or no authority regarding the promotion, exploitation or enforcement of the Portfolio Assets. By appointing Operating Partners, our strategy of having others operate certain Portfolio Assets in which each Series owns the Underlying Asset puts us generally at risk to the decisions of the Operating Partners.

The Operating Partners may refuse or fail to make payments to us under the Underlying Assets.

Free Cash Flow generated under a Series may depend largely on Operating Partners making Portfolio Revenue payments to each Series. An Operating Partner may dispute amounts to which the Series believe they are entitled to, or may be unwilling or unable to make payments to which the Series is entitled, including for reasons discussed elsewhere in these risk factors. In either event, the Series may become involved in a dispute with the Operating Partners regarding the payment of such amounts, including possible litigation. Disputes of this nature could harm the relationship between the Company and the Operating Partners and could be costly and time-consuming for us to pursue. Failure of the Operating Partners to make Portfolio Revenue payments to us for any reason may adversely affect our business and in particular the value of each Underlying Asset.

In addition, if an Operating Partner who may be obligated to make payments to each Series were to become the subject of a proceeding under the United States Bankruptcy Code or a similar proceeding or arrangement under another state, federal or foreign law, our rights and interests under the Underlying Assets or otherwise may be prejudiced or impaired, perhaps significantly so. In such circumstances, we may be precluded, stayed or otherwise limited in enforcing some or all of our rights under the Underlying Assets or otherwise and realizing the economic and other benefits contemplated therein.

An investor must rely on the Company to pursue remedies against the Operating Partners in the event of any default.

If the Operating Partners default on their payment obligations under the Underlying Assets, there can be no assurances that the Company will have adequate resources, if any, to satisfy any obligations to us under the Underlying Assets. It may be necessary, therefore, for us to pursue remedies against the Operating Partners. These Operating Partners may assert that the assignment of Underlying Assets by the Asset Seller did not create an obligation on their part to pay any Portfolio Revenues to us. Moreover, Portfolio Revenues under the Underlying Assets may be an obligation of the Operating Partners to us, not obligations to the Interest Holders. The Interest Holders will have no recourse directly against the Operating Partner.

The value of the Underlying Asset is dependent upon the popularity of the Related Entity, where applicable.

Cash receipts from the Underlying Assets will be driven in part by the popularity of the Related Entity and a deterioration of its popularity could adversely affect the Portfolio Revenues generated under the Underlying Assets. A variety of factors including poor or mediocre results of future endeavors or controversy surrounding the Related Entity’s private matters could lead to a decrease in the Portfolio Revenues generated under the Underlying Assets. There can be no assurance that the Related Entity will continue to be successful, or that the current level of popularity of previous Portfolio Assets in connection with the Related Entity will continue.

Underlying Assets may not be held long term.

The Company intends to cause each Series to hold its respective Underlying Asset for an extended period but may receive offers to purchase the Series’ Underlying Asset in its entirety. If the Advisory Board deems the sale to be generally beneficial to the majority of Series’ Interest Holders, the Underlying Asset would be liquidated, with proceeds of the sale distributed to its Series’ Interest Holders, as has been the case for four Series to date. Even though the Advisory Board deems the sale to be generally beneficial to the majority of Series’ Interest Holders, there might be unique circumstances where not all Series’ Interest Holders align with the Advisory Board’s decision.

Our Portfolio Assets will be subject to the risks typically associated with Portfolio Assets.

Our Portfolio Assets will be subject to the risks typically associated with Portfolio Assets. The value of Portfolio Assets may be adversely affected by a number of risks, including:

●natural disasters such as hurricanes, earthquakes and floods;

●acts of war or terrorism, including the consequences of terrorist attacks;

●adverse changes in national and local economic and Portfolio Asset conditions;

●an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●costs of remediation and liabilities associated with environmental conditions affecting properties; and;

●the potential for uninsured or underinsured property losses.

The value of each Underlying Asset is affected significantly by its ability to generate cash flow and net income via Portfolio Revenues and Membership Experience Programs (the details of which will be disclosed in the offering circular relating to the relevant Series), which in turn depends on the amount of income that can be generated net of expenses required to be incurred with respect to a property. Many expenditures associated with a property (such as Operating Expenses and capital expenditures) cannot be reduced when there is a reduction in income from the property. These factors may have a material adverse effect on the value that we can realize from our assets.

Portfolio Revenues may decrease due to factors outside our control, including operational decisions and other risks faced by the Operating Partners or Related Entities.

The Series’ ability to receive Portfolio Revenues from the Underlying Assets may depend in part on the operational success of the Operating Partners or Related Entities. Actions taken by the Operating Partners or Related Entities may have the result of decreasing the Portfolio Revenues derived from the Underlying Assets. Our financial results are indirectly subject to hazards and risks normally associated with the continued success of Portfolio Assets. For example, the Operating Partners may determine to pull certain Portfolio Assets from hosting certain events in an attempt to bargain for higher revenues. If this occurs and higher Portfolio Revenues are not received, the Portfolio Revenues derived from the Underlying Assets may be adversely affected.

Many factors impact the Portfolio Asset market and the ability for each Series to generate Portfolio Revenues.

The success of our business model depends, in part, on conditions in the Portfolio Asset market. Our acquisitions will be premised on assumptions about different revenue generating activities for each Series, such as Underlying Asset Leasing, Short-term rentals (e.g., event venue, movie filming, music festivals), Sponsorship & Advertising (e.g. display ads), Underlying Asset tours (e.g., Underlying Assets with a historic connection serving as a museum) and Locations fees. If those assumptions prove to be inaccurate, our cash flows and profitability will be reduced.

The Manager or the Operating Partner, may be unable to find parties interested in leasing the Portfolio Asset, which could adversely affect the Series’ ability to generate Portfolio Revenues.

If there are no parties interested in leasing the Underlying Asset, this may negatively impact the ability of the Series to generate Portfolio Revenues. Factors that can potentially impact the ability to find parties interested in leasing the Underlying Asset include businesses conforming to the virtual workplace with no offices, tourism rates dropping in the area where the Underlying Asset is located leading to a decrease demand in renting out vacation properties.

The Manager or the Operating Partner may enter into long-term leases with tenants in certain Underlying Assets, which may not result in fair market rental rates over time.

The Manager or the Operating Partner may enter into long-term leases with tenants of certain Underlying Assets or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if the Manager or the Operating Partner do not accurately judge the potential for increases in market rental rates, the Manager or the Operating Partner may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under the long-term leases is less than then-current market rates. Further, the Manager or the Operating Partner may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution to our Investors could be lower than if we did not enter into long-term leases.

The Manager or the Operating Partner may be unable to find parties interested in short-term rentals of the Portfolio Assets, which could adversely affect the Series’ ability to generate Portfolio Revenues.

If there are no parties interested in short-term rentals of the Portfolio Assets, this will negatively impact the ability of the Series to generate Portfolio Revenues. Factors that can potentially impact the ability to find parties interested in short-term rentals include a decrease in corporate events, indoor entertainment events, charity events, weddings, and music festivals. Vacancies in between short-term rental agreements will result in inconsistent Portfolio Revenues for the Underlying Asset.

Third parties interested in sponsorship and advertising opportunities for Portfolio Assets may be difficult to find, which could adversely affect the Series’ ability to generate Portfolio Revenues.

The Manager or the Operating Partner will consistently be engaging with third-parties for sponsorship or advertising on the Portfolio Assets. The Portfolio Asset will need to be in areas that focus on the target demographics for the third-parties to make this a lucrative opportunity. If factors such as foot traffic, tourism, visibility and cultural significance of the Underlying Asset declines, this will make it difficult to form agreements with third-parties for display advertising and sponsorship opportunities. As a result, the financial operations of generating Portfolio Revenues will be negatively impacted.

The Manager or the Operating Partner, may be unable to create the demand for tours of the Portfolio Assets, which could adversely affect the Series’ ability to generate Portfolio Revenues.

If there is no demand or interest from the general public in attending tours of the Portfolio Asset, due to its historical significance, this will negatively impact the ability of the Series to generate Portfolio Revenues. In the case where information is discovered negatively impacting the reputation of a cultural figure associated with the Portfolio Asset, this may have an impact on revenue generating activities. Other factors that can potentially impact the tours of the Portfolio Assets include local health and safety protocols, limiting the number of attendees for tours, surrounding tourist attractions, and the current cultural relevance of the Portfolio asset.

The Manager or the Operating Partner, may be unable to find third-parties to pay location fees to have the rights to use the Portfolio Asset.

Third parties will sometimes have the opportunity to pay location fees to have the rights to display, perform or access an Underlying Asset. Such an Underlying Asset can be staged to appear in movies or commercials that are filmed by third parties in exchange for the location fees. The location of the Underlying Asset also plays an important role because weather conditions may make it difficult for third parties to access the Underlying Asset for their needs. In the case where an Underlying Asset loses its cultural significance or is damaged due to circumstances outside of our control, our ability to generate Portfolio Revenues with that Underlying Asset will be negatively affected.

Inflation may adversely affect our financial condition and results of operations.

An increase in inflation could have an adverse impact on any floating rate mortgages or credit facilities we may enter into and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. Inflation could also have an adverse effect on consumer spending, which could impact our tenants’ revenues and, in turn, their demand for space and future extensions of their leases.

Our Portfolio Assets may depend upon a single tenant for their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business of a tenant or a tenant’s lease termination.

We initially expect that most of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant, and therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay to investors. A default of a tenant on its lease payments to us and the potential resulting vacancy would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated or an existing tenant elects not to renew a lease upon its expiration, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

The Manager or the Operating Partner may be unable to renew leases or re-lease space as leases expire.

If tenants do not renew their leases upon expiration, the Manager or the Operating Partner may be unable to re-lease a vacated Underlying Asset. Even if the tenants do re-lease the lease or we are able to re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease.  If the rental rates for our properties decrease or the Manager or the Operating Partner are not able to re-lease a significant portion of our available and soon-to-be-available space, our financial condition, results of operations, cash flow, the market value of our Interests and our ability to satisfy our debt obligations and to make distributions to our Investors could be adversely affected.

The actual rents that the Manager or the Operating Partner receives for a property may be less than estimated market rents, and the Manager or the Operating Partner may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in the Portfolio Asset market, a general economic downturn and the desirability of our properties compared to others, the Manager or the Operating Partner may be unable to realize our estimated market rents for a property. In addition, depending on market rental rates at any given time as compared to expiring leases in our properties, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If the Manager or the Operating Partner are unable to obtain sufficient rental rates for a property, then our ability to generate cash flow growth will be negatively impacted.

Portfolio Assets that have significant vacancies could be difficult to sell, which could diminish the return on these Portfolio Assets.

A Portfolio Asset may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for an extended period of time, we may suffer reduced revenues resulting in less cash available for distribution to our investors. In addition, the resale value of the property could be diminished because the market value of our properties may depend in part upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our Investors’ investment.

Further, a decline in general economic conditions could lead to an increase in tenant defaults, lower rental rates and less demand for Portfolio Assets in that market. As a result of these trends, the Manager or the Operating Partner may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return on your investment.

We may be required to make rent or other concessions and/or significant capital expenditures to improve the properties in order to retain and attract tenants, generate positive cash flow or to make an Underlying Assets suitable for sale, which could adversely affect us, including our financial condition, results of operations and cash flow.

In the event there are adverse economic conditions in the Portfolio Asset market which leads to an increase in tenant defaults, lower rental rates and less demand for Portfolio Assets in that market, the Manager or the Operating Partner may be more inclined to increase tenant improvement allowances or concessions to tents, accommodate increased requests for renovations and offer improvements or provide additional services to our tenants in order to compete in a more competitive leasing environment, all of which could negatively affect our cash flow.  If the necessary capital is unavailable, we may be unable to make these potentially significant capital expenditures.  This could result in non-renewals by tenants upon expiration of their leases and our vacant space remaining untenanted, which could adversely affect our financial condition, results of operations, cash flow and the market value of our Interests.

Our dependence on rental revenue as a critical source of Portfolio Revenue may adversely affect us, including our profitability, our ability to meet our debt obligations and our ability to make distributions to our investors.

Our income may be primarily derived from rental revenue from real property for certain Underlying Assets.  As a result, our performance will depend on the Manager’s or the Operating Partner’s ability to collect rent from tenants. Our income and funds for distribution would be adversely affected if a significant number of our tenants:

●delay lease commencements;

●decline to extend or renew their leases upon expiration;

●fail to make rental payments when due; or

●declare bankruptcy.

Any of these actions could result in the termination of such tenants’ leases with us and the loss of rental revenue attributable to the terminated leases. In these events, the Manager or the Operating Partner cannot assure you that such tenants will renew those leases or that the Manager or the Operating Partner will be able to re-lease spaces on economically advantageous terms or at all. The loss of rental revenues from our tenants and the Manager’s or the Operating Partner’s inability to replace such tenants may adversely affect us, including our profitability, our ability to meet our debt and other financial obligations and our ability to make distributions to our Investors.

If a tenant declares bankruptcy, the Manager or the Operating Partner may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to pay distributions to our Investors.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to the United States bankruptcy code. A bankruptcy filing by one of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by the Manager or the Operating Partner to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. There is no assurance the tenant or its trustee would agree to assume the lease. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages that is limited in amount and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available to pay distributions to our Investors.

Tenant relief laws may negatively impact our rental income and profitability.

As landlords of numerous Portfolio Assets, the Manager or the Operating Partner may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. We, the Manager and any Operating Partners we hire will need to be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that the Manager or the Operating Partner do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

Rent control or rent stabilization laws could prevent the Manager or the Operating Partner from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations known as rent stabilization and rent control. Tenants of regulated apartments are entitled to receive required services and to have their leases renewed, and such tenants may not be evicted except on grounds allowed by law. If we acquire Portfolio Assets that include regulated apartments, these regulations could limit the amount of rent the Manager or the Operating Partner are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we make in our Portfolio Assets.  In addition, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on the Manager’s or the Operating Partner’s ability to collect rents.

The Manager or the Operating Partner will depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our Investors.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the Underlying Asset is subject to a mortgage. If a tenant defaults, the Manager or the Operating Partner may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our Underlying Asset. If a tenant defaults on or terminates a lease, the Manager or the Operating Partner may be unable to lease the Underlying Asset for the rent previously received or sell the Underlying Asset without incurring a loss. These events could cause us to reduce the amount of distributions to our Investors.

The Manager or the Operating Partner may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase a property.

The Manager or the Operating Partner may engage in development, redevelopment or repositioning activities in the future, which could expose us to different risks that could adversely affect us, including our financial condition, cash flow and results of operations.

The Manager or the Operating Partner may engage in development, redevelopment or repositioning activities with respect to properties that we acquire as we believe market conditions dictate.  If the Manager or the Operating Partner engage in these activities, we will be subject to certain risks, which could adversely affect us, including our financial condition, cash flow and results of operations. These risks include, without limitation:

●the availability and pricing of financing on favorable terms or at all;

●the availability and timely receipt of zoning and other regulatory approvals;

●the potential for the fluctuation of occupancy rates and rents at development and redeveloped properties, which may result in our investment not being profitable;

●start up, development, repositioning and redevelopment costs may be higher than anticipated;

●cost overruns and untimely completion of construction (including risks beyond our control, such as weather or labor conditions or material shortages); and

●changes in the pricing and availability of buyers and sellers of such properties.

These risks could result in substantial unanticipated delays or expenses and could prevent the initiation or the completion of development and redevelopment activities, any of which could have an adverse effect on our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our Investors.

Our Portfolio Assets may be subject to impairment charges.

The Manager or the Operating Partner will periodically evaluate our Portfolio Asset investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If the Manager or the Operating Partner determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property’s value could be permanent.

If we fail to diversify our Portfolio Assets, downturns relating to certain geographic regions, industries or business sectors may have a more significant adverse impact on our assets and our ability to pay distributions than if we had a diversified investment portfolio.

While we intend to diversify our Portfolio Assets by geography, investment size and investment risk, we are not required to observe specific diversification criteria. Therefore, our investments may at times be concentrated in a limited number of geographic locations, or secured by assets concentrated in a limited number of geographic locations. To the extent that our Portfolio Assets are concentrated in limited geographic regions, industries or business sectors, downturns relating generally to such region, industry or business sector may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our Interests and accordingly limit our ability to pay distributions to our Investors.

Any adverse economic or real estate developments in our target markets could adversely affect our operating results and our ability to pay distributions to our Investors.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

The Series generally will be required to pay state and local taxes on its property. The real property taxes on our Portfolio Assets may increase as property tax rates change or as our Portfolio Assets are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our Interests and our ability to satisfy our principal and interest obligations and to make distributions to our Investors could be adversely affected.

Acquiring or attempting to acquire multiple Portfolio Assets in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple Portfolio Assets in a single transaction. Multiple Portfolio Asset acquisitions are more complex and expensive than single Portfolio Asset acquisitions, and the risk that a multiple Portfolio Asset acquisition does not close may be greater than in a single Portfolio Asset acquisition. A seller may require that a group of Portfolio Assets be purchased as a package even though we may not want to purchase one or more of the Portfolio Assets. In these situations, if we are unable to identify another person or entity to acquire the unwanted Portfolio Assets, we may be required to operate or attempt to dispose of these Portfolio Assets. To acquire multiple Portfolio Assets in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions to our Investors.

Our targeted investments may include condominium interests. Condominium interests are subject to special risks that may reduce your return on investment.

Our targeted investments may include condominium interests, which is a type of common ownership interest. Common ownership interests are subject to special risks that may reduce your return on investment. For example, common ownership interests are governed by associations which we, as a condominium unit owner, have a vote. We may be outvoted by the other members of the condominium respecting matters that materially impact the management, appearance, safety or financial soundness of the dwelling or of the association.

The value of common ownership interests may be decreased by the default of other interest holders on their homeowners association, or HOA, fees or similar fees. If enough holders default on their fees, the HOA’s liquidity and net worth may decrease dramatically. If the HOA or board is forced to foreclose on any delinquent interests representing the condominium interests, a lowered value realized at the foreclosure sale may adversely impact the market value of every other unit.

We, as a common ownership interest owner, will also be required to pay HOA fees. If we default on our payment, we may be obligated to pay financial penalties or, in severe circumstances, our unit may be foreclosed on by the board or the HOA. If the board or HOA is mismanaged or if the applicable property suffers from neglect or deferred maintenance, HOA fees may increase, which may reduce our cash flow from operations and your ability to receive distributions.

Portfolio Asset investments are relatively illiquid and may limit our flexibility.

Portfolio Asset investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions.  Our ability to dispose of assets in the future will depend on prevailing economic and market conditions.  Our inability to sell our Portfolio Assets on favorable terms or at all could have an adverse effect on our sources of working capital and our ability to satisfy our debt obligations.  In addition, Portfolio Assets can at times be difficult to sell quickly at prices we find acceptable. When we sell any of our assets, we may recognize a loss on such sale.

The failure of any bank or financial service provider in which the Manager or the Operating Partner deposits our funds could reduce the amount of cash we have available to pay distributions to our investors and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved Portfolio Assets or Portfolio Assets that are under development or construction. Investments in such Portfolio Assets will be subject to the uncertainties associated with the development and construction of Portfolio Assets, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the Portfolio Asset. If our projections are inaccurate, we may pay too much for a Portfolio Asset, and the return on our investment could suffer.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such an event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present where a third party is not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent the officers of RSE Markets and the Asset Manager’s personnel from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our investors’ overall return.

We may enter into joint ventures to acquire Portfolio Assets. We may also purchase and develop Portfolio Assets in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

●that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

●that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

●that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject a Portfolio Assets to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our investors.

Portfolio Assets and the operations conducted on Portfolio Assets are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to substantial liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. Even if we are not subject to liability, other costs, which we would undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of Portfolio Assets for the costs to investigate or remediate contaminated Portfolio Assets, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of Portfolio Assets at the time we buy them, operations in the vicinity of our Portfolio Assets, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our Portfolio Assets.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such Portfolio Assets as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions to our Investors and may reduce the value of your investment.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected Portfolio Asset or development project, which would adversely affect our operating results.

Environmental laws also may impose liens on Portfolio Assets or restrictions on the manner in which Portfolio Assets may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or the Manager or the Operating Partner and their assignees from operating such Portfolio Assets. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated Portfolio Assets, or of paying personal injury or other damage claims could reduce our cash available for distributions to our investors.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances, including asbestos-containing materials and lead-based paint, on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Third parties may seek recovery from Underlying Asset owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated Underlying, or of paying personal injury, property damage or natural resource damage claims could adversely affect our business, assets or results of operations and, consequently, reduce the amounts available for distribution to our Investors.

Costs associated with complying with the Americans with Disabilities Act and similar laws (including but not limited to Fair Housing Amendments Act of 1988 and the rehabilitation Act of 1973) may decrease cash available for distributions to our investors.

Our Underlying Assets may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991, to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. If one or more of our Portfolio Assets that we acquire are not in compliance with such laws, then we could be required to incur additional costs to bring the Portfolio Asset into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

Declines in the market values of the Portfolio Assets we invest in may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our investors.

Some of the Portfolio Assets we invest in may be classified for accounting purposes as “available-for-sale.” These investments will be carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to investors’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale asset falls below its amortized value and is not temporary, we will recognize a loss on that asset on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of the Portfolio Assets we invest in may adversely affect us particularly in instances where we have borrowed money based on the market value of those Portfolio Assets. If the market value of those Portfolio Assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell Portfolio Assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to our Investors.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our Underlying Assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A prolonged economic slowdown, a lengthy or severe recession or declining Portfolio Asset values could harm our operations.

Our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and Portfolio Assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of Portfolio Assets, could have a material negative impact on the values of, and the cash flows from, Portfolio Assets, which could significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our investors.

In addition, possible future declines in rental rates and expectations of future rental concessions, including free rent to renew tenants early, to retain tenants who are up for renewal or to attract new tenants, or requests from tenants for rent abatements during periods when they are severely impacted by the COVID-19 pandemic, may result in decreases in cash flows from Portfolio Assets.

Risks Relating to Ownership of our Interests.

Investors’ limited voting rights restrict their ability to affect the operations of the Company or a Series.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, upon which the Investors do not get a right to vote. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, namely, following a non-appealable judgment of a court of competent jurisdiction that the Manager committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors, including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

The Manager has unlimited discretion to issue additional Interests in any one or more Series, which could be issued at a price lower than the original Offering price or for no consideration, and which could materially and adversely affect the value of Interests and result in dilution to Investors.

If we need more capital to finance our operations, including operations focused on a particular Underlying Asset, we may raise it through a follow-on offering involving the issuance of additional Interests in one or more Series.  Additionally, we may induce third-party service providers, including potential Operating Partners, to contract with us by promising to issue additional Interests in one or more Series after the initial Offering of Interests in a Series.

Under our Operating Agreement, the Manager has the authority to cause the Company to issue Interests to Investors as well as to other persons for less than the original Offering prices (or for no consideration) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests. Investors do not have preemptive rights, unless otherwise indicated in the relevant Series Designation. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors. Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series. See “DILUTION.”

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  Our

Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Asset Manager, the Manager and the Underlying Assets.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

The Operating Agreement provides the Manager with broad powers and authority which may exacerbate the existing conflicts of interest among your interests and those of the Manager, its executive officers and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

●the officers of RSE Markets, the Manager and the Manager’s affiliates may make investments in Portfolio Assets for their own respective accounts, whether or not competitive with our business;

●the officers of RSE Markets, the Manager and the Manager’s affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by the Manager, its executive officers and/or its other affiliates for their own benefit;

●we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

●the officers of RSE Markets, the Manager and the Manager’s affiliates are not required to devote all of their time and efforts to our affairs.

The ability of the Manager or the Operating Partner and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the Manager or the Operating Partner spends managing the business of our Company and may result in certain conflicts of interest.

Certain of RSE Markets’ or the Operating Partner’s officers also serve or may serve as officers or employees of RSE Portfolio’s affiliates and other companies unaffiliated with RSE Portfolio. These other business activities may reduce the time these persons spend managing our business. Further, if and when there are turbulent conditions in the Portfolio Asset markets or distress in the credit markets or other times when we will need focused support and assistance from the Manager or the Operating Partner, the attention of the Asset Manager’s or the Operating Partner’s personnel and RSE Markets’ executive officers and the resources of RSE Portfolio may also be required by any RSE Portfolio-sponsored vehicles.  In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the Manager or the Operating Partner.  In addition, these persons may have obligations to those entities, the fulfillment of which might not be in the best interests of us, or any of our investors. RSE Markets’ officers and the Manager or the Operating Partner may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the Portfolio Assets owned by the companies.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates.

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, Operating Partners and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company or may apply disproportionately to other Series of Interests.  The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive rather than that which is best for a particular Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset.

An Asset Seller may be issued Interests in a Series as part of the total purchase consideration to the Asset Seller and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor).

In the event that the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess.  As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors.  The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to the Asset Manager, since payments to the Asset Manager are only made if distributions of Free Cash Flow are made to the Investors. Since an affiliate of the Manager has been appointed the Asset Manager, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity.

The Asset Manager or an affiliate may, in the future, register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Platform or PPEX ATS.  The Asset Manager, or its affiliates, may be entitled to receive fees based on volume of trading and volatility of the Interests on the Platform and such fees may be in excess of what Rally Holdings receives as the Asset Manager, via the Management Fee, or the appreciation in the Interests it holds in each Series of Interests.  Although an increased volume of trading and volatility will benefit

Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between the Asset Manager and those Investors. For example, if an Underlying Asset does not appreciate in value, this will impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of the Asset Manager or its affiliate (i.e., the Asset Manager or its affiliate would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership of multiple Series of Interests.

The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these Interests, either directly or through brokers, via the Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests).  This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

Allocation of income and expenses as between Series of Interests.

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for insurance, maintenance or media material creation).  Although appointing one service provider may reduce costs due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in managing mainly residential properties, even though the Company will own many different types of Portfolio Assets).  In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests and certain Series of Interests may get a disproportionate percentage of the costs or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in “Description of the Business – Allocation of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager and the Investors.

The Manager or its affiliates are obligated to purchase a minimum of one (1) Interest of all Offerings, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors. If there is a lack of demand for Interests in a particular Series during such Series’ initial Offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an Offering for such Series of Interests to have a Closing. The Manager or its affiliates have in the past “topped-off” an Offering of Series of Interests, so that a Closing with regards to such Offering could occur. The Manager will engage in such activity in the future if it reasonably believes such activity to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision.

The Manager, the Asset Manager or the Platform may receive sponsorship from Portfolio Asset service providers to assist with the servicing of certain Underlying Assets. In the event that sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees. The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and therefore, the amount of Management Fee the Asset Manager receives.  The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether to liquidate a particular Underlying Asset should an offer to acquire full ownership of the Underlying Asset be received.  As the Asset Manager or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset.  Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, which may include the preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset.  The Manager may decide to sell such Underlying Asset for a price that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular Portfolio Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company” and the details of which will be disclosed in the offering circular relating to the relevant Series) as this may generate higher Free Cash Flow to be distributed to the Asset Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset.  In turn, certain Underlying Assets may generate lower distributions than the Underlying Assets of other Series of Interests.  The use of Underlying Assets at any Membership Experience Programs could increase the risk of the Underlying Assets getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests.  The Manager may therefore be conflicted when determining whether to use the Underlying Assets at any Membership Experience Programs (as described in “Description of the Business – Business of the Company” and the details of which will be disclosed in the offering circular relating to the relevant Series) to generate revenue or limit the potential of damage being caused to them.  Furthermore, the Manager may be incentivized to utilize Portfolio Assets that help popularize the Interests via the Platform or general participation or membership therein, which means of utilization may generate lower immediate returns than other potential utilization strategies.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.

As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

The terms of the Operating Agreement limit our ability to end our relationship with the Manager.

Under the terms of the Operating Agreement, we may terminate the Manager following an affirmative vote of two-thirds of the Company’s Investors under certain circumstances, which are described under “Removal of the Managing Member” and are limited to instances in which the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect the Company. Unsatisfactory financial performance alone does not provide a basis for removal of the Manager under the Operating Agreement. These provisions make it difficult to end the Company’s relationship with the Manager, even if we believe the Manager’s performance is not satisfactory.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee.

As the Manager or its affiliates will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any profits generated from the Platform (e.g., through advertising) and from issuing additional Interests in Underlying Assets on the Platform will be for the benefit of the Manager and Asset Manager (e.g. more Sourcing Fees).  In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Interests and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company.

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager.  This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

Further, certain of the Advisory Board members are or may become involved in the Portfolio Asset industry as investors, operators, or service providers, which may influence them to seek to sell Underlying Assets to, acquire Underlying Assets from, or service Underlying Assets owned by, the Company or a Series.

Lack of separate counsel for the Rally Entities and their respective affiliates.

The counsel of the Company (“Legal Counsel”) is also counsel to the Rally Entities, which include other series LLC entities of Rally Holdings and other Series of Interests.  Because Legal Counsel represents both the Company and the Rally Entities, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the Rally Entities, Legal Counsel may represent one or more of the Rally Entities and not the Company or the Series.  Legal Counsel may, in the future, render services to the Company or one or more of the Rally Entities with respect to activities relating to the Company as well as other unrelated activities.  Legal Counsel is not representing any prospective Investors of any Series of Interests in connection with any Offering and will not be representing the members of the Company other than the Manager and Rally Holdings, although the prospective Investors may rely on the opinion of legality of Legal Counsel provided at Exhibit 12.1 to the Offering Statement of which this Offering Circular forms a part.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

Our affiliates’ interests in other Rally Entities.

RSE Markets currently owns Rally Holdings, which serves as the Asset Manager for multiple entities with similar strategies, including RSE Archive, LLC, RSE Collection, LLC and RSE Innovation, LLC, other series limited liability companies with similar businesses in the memorabilia, collectible and digital asset classes, respectively. RSE Archive, LLC commenced principal operations in 2019; RSE Collection, LLC commenced principal operations in 2017; and RSE Innovation, LLC commenced principal operations in 2021. These separate entities all require the time and consideration of RSE Markets and affiliates, potentially resulting in an unequal division of resources to all Rally Entities. However, we believe that RSE Markets has sufficient resources to enable it to carry out its functions for the benefit of the Rally Entities.

Conflicts of Interest for Rally as the Operating Partner

We do not have a policy that expressly prohibits RSE Markets’ officers, Rally Holdings’ personnel, our security holders or our affiliates, or any Operating Partners and their affiliates, security holders or affiliates, from having a direct or indirect pecuniary interest in any transaction to which we or any of our subsidiaries has an interest or engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflict of interest policy that prohibits our officers and employees from engaging in any transaction that involves an actual or apparent conflict of interest with us. In addition, we do not anticipate that our management agreement with the Manager or the Operating Partner will prevent the Manager or the Operating Partner and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

The Manager’s liability is limited under the Operating Agreement, and we have agreed to indemnify the Manager against certain liabilities.  As a result, we may experience poor performance or losses of which the Manager would not be liable.

Pursuant to the Company’s Operating Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder.  The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our investors.  Under the terms of the Operating Agreement, the Manager, its officers, investors, members, managers and personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager will not be liable to us, any subsidiary of ours, or our investors, members or partners or any subsidiary’s investors, members or partners for acts or omissions performed in accordance with and pursuant to the Operating Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under Accordingly, we and our investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to the Operating Agreement. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.  We have agreed to reimburse, indemnify and hold harmless the Manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from, acts or omissions of such indemnified parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the Manager’s duties, which has a material adverse effect on us.  In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Operating Agreement because of our desire to maintain our ongoing relationship with the Manager.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses, which may result in dilution of the Interests of the then-current Investors.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its affiliates must acquire a minimum of one (1) Interest in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than one (1) Interest in any Offering.  In all circumstances, the Manager or its affiliated purchaser will pay the price per Interest offered to all other potential Investors hereunder.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis contains forward-looking statements that are subject to known and unknown risks and uncertainties. Actual results and the timing of events may differ significantly from those expressed or implied in such forward-looking statements due to a number of factors, including those included in the section entitled “Risk Factors” contained elsewhere in this Offering Circular describing key risks associated with our business, operations and industry.

Since its formation, the Company has been engaged primarily in identifying and acquiring a collection of Underlying Assets, either directly or through various Series. Acquisitions will typically be financed through the following various methods:

1)Upfront purchase – the Company or a Series acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase agreement – the Company or a Series enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company or Series is obligated to acquire the Underlying Asset prior to the Closing

3)Purchase option agreement – the Company or a Series enters into a purchase option agreement with an Asset Seller, which gives the Company or Series the right, but not the obligation, to acquire the Underlying Asset

At the time of this filing, the Company or a Series has entered into the agreements listed in “Use of Proceeds” in Appendix B for each respective Series.

In addition, the Manager has been engaged in developing the financial, offering and other materials to begin offering Interests in the Company’s Series.

We are devoting substantially all our efforts to establishing our business and planned principal operations will commence at the time of the launch of the Offering for Series Interests described. As such, and because of the start-up nature of the Company’s and the Manager’s business, the reported financial information will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Manager, its affiliates and employees of its owner, the Asset Manager, to grow and support our business. The Asset Manager, established in 2021, is also the Asset Manager for RSE Archive, LLC, RSE Collection, LLC and RSE Innovation, LLC, other series limited liability companies with a similar businesses in the memorabilia, collectible and digital asset classes, respectively. RSE Archive, LLC commenced principal operations in 2019; RSE Collection, LLC commenced principal operations in 2017; and RSE Innovation, LLC commenced principal operations in 2021. While the Asset Manager thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

There are a number of key factors that will have large potential impacts on our operating results going forward, including the Manager’s and the Asset Manager’s ability to:

-source high quality Underlying Assets at reasonable prices;

-market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

-find and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

-find Operating Partners to assist with managing the collection of Underlying Assets at a decreasing marginal cost per asset.

We have not yet generated any revenues and do not anticipate doing so for some time. We have not launched or completed any initial offerings as of the time of this filing, but expect to commence offerings during the third or fourth fiscal quarter of 2022.

All assets and liabilities related to an Underlying Asset that have been incurred to date and that will be incurred until the Closings of the respective Offerings are the responsibility of the Company or the Manager and responsibility for any assets or liabilities related to any Underlying Assets will not transfer to each Series until such time as a Closing for each Series has occurred, unless the Series takes ownership of the Underlying Asset before the Closing. At the time of this filing, the Company, through Series #MANTLE319, owns only one asset.

Historical Investments in Underlying Assets

We plan to provide investment opportunities in Underlying Assets to Investors through the Platform. At the time of this filing, we have entered into the agreements listed in “Use of Proceeds” in Appendix B for each respective Series. At the time of this filing, there have been no other investments.

Liquidity and Capital Resources

From inception, the Company and each Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). Until such time as the Series have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) for such individual Series at the sole discretion of the Manager.

The Company has experienced recurring net losses and negative operating cash flows since inception and neither the Company nor any of the Series has generated revenues or profits in the Current Period.

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Accumulated Deficits. Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of the Current Period.

Period	Income / (Loss)	Net Working Capital	Accumulated Deficit
3/24/2022 – 6/30/2022	($295)	($174,833)	($295)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. RSE Markets, Inc. has agreed to provide the Company and each Series the financial support sufficient to meet the Company’s and each Series’ financial needs for the twelve months following the date of this filing.

From time to time, the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See “Note A – Description of Organization and Business Operations – Liquidity and Capital Resources” of our accompanying Notes to the Consolidated Financial Statements for additional information. See “Item 2. Management’s Discussion and Analysis – Historical Investments in Underlying Assets” for

additional information on Purchase Option Agreements and amounts borrowed to facilitate the purchase of the Underlying Assets.

Plan of Operations

The Company plans to launch approximately 5 to 10 Offerings in the next twelve months. We expect to launch Offerings for the Series highlighted in gray in the “Master Series Table” in Appendix A during the third or fourth fiscal quarter of 2022, with additional Series later in 2022 and beyond. The proceeds from any Offerings closed during the next twelve months will be used to acquire additional Underlying Assets, which we anticipate will enable the Company to reduce Operating Expenses for each Series as we negotiate better contracts for insurance and other Operating Expenses with a larger collection of Underlying Assets. See “Description of the Business – Operating Expenses” for additional information regarding the payment of Operating Expenses.

We intend to generate Portfolio Revenues through usage of the Underlying Assets and develop Membership Experience Programs which will allow Investors to enjoy the collection of Underlying Assets and enable the Underlying Assets to generate additional revenues for the Series to cover, in whole or in part, the ongoing post-Closing Operating Expenses (as described in “Description of the Business – Business of the Company” and the details of which will be disclosed in the offering circular relating to the relevant Series). No such Portfolio Revenues have been generated or Membership Experience Programs have been developed to date and we do not expect to do so for some time. See “Description of Series” in Appendix B for certain information regarding historical revenues generated by the Underlying Assets under prior ownership. The fact that an Underlying Asset generated revenue prior to its purchase by a Series is not an indication or prediction of future revenue or a representation that the Underlying Asset will generate any revenue in the future. Please see “Risk Factors” related to Portfolio Revenues.

We intend to operate each of the Series Portfolio Assets as rental units, event venues, museums, etc. and, following the closing of each Portfolio Asset, begin revenue generating activities. We intend to hold each Portfolio Asset indefinitely. During the holding period, we will operate the Portfolio Asset as a rental income Portfolio Asset. During this period, we intend to distribute any Free Cash Flow to investors.

As each of our Series Portfolio Assets reaches what we believe to be its optimum value, we will consider disposing of the Portfolio Asset. The determination of when a particular Portfolio Asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Portfolio Asset is anticipated to appreciate or decline substantially, and how any existing leases on a Portfolio Asset may impact the potential sales price. The Manager may determine that it is in the best interests of members to sell a property earlier than 10 years.

COVID-19

The continuing impact and effects of the global outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company currently does not expect the outbreak will have a material adverse effect on our business or financial results.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by RSE Portfolio Manager, LLC (which we refer to as the Manager), a single-member Delaware limited liability company owned by Rally Holdings LLC (which we refer to as the Asset Manager).  The Asset Manager also owns and operates the Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants.  Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend for the sales of the Interests to occur principally through the Platform.  However, the Company may offer directly to certain Investors a significant portion of the Interests in any given Series without the aid of the Platform and prior to the Platform-based Offering.  None of the Rally Entities is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The Company has engaged the BOR, a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services.  As compensation, the Company has agreed to pay the BOR a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA.  In addition, the Company has paid the BOR a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by the BOR, such as, among other things, preparing the FINRA filing.  The BOR will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company.  In addition, the Company will pay a one-time $10,000 consulting fee that will be due immediately after FINRA issues a No Objection Letter.  The BOR will monitor all compensation, from any source, and will ensure that its total compensation for each Offering, and all Offerings, does not exceed 8% of the total offering proceeds, in the aggregate.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA.  The BOR is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A under the Securities Act pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

There will be a separate closing with respect to each Offering.  The Company is conducting each Offering on a best efforts, minimum-maximum basis, meaning that no Closing will occur unless subscriptions for the Total Minimum applicable to an Offering have been accepted by the Manager.  Upon accepting subscriptions for the Total Minimum, the Manager will cause the Company to effect the Closing of an Offering no later than the date that is one year from the date that such Offering was qualified by the Commission, except that the Manager, in its sole discretion, may extend the Offering Period by up to an additional six months.  The Manager will accept or reject each subscription application within fifteen (15) days of receiving such subscription application.  If subscriptions for the Total Minimum have not been accepted, an Offering shall be terminated upon the earlier to occur of (i) the expiration of the Offering Period, including any extension, and (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

In the case of each Series designated with a purchase option agreement in the “Use of Proceeds” in Appendix B for each respective Series, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates and in the case an Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. Transfer agent functions with respect to the Interests of the Series are performed by RSE Transfer Agent LLC (the “Transfer Agent”), a registered transfer agent affiliated with the Company, pursuant to a service agreement for transfer agent services, dated June 3, 2022 (the “Transfer Agent Agreement”).

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to our legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future Blue Sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act), which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). The Manager will accept or reject each subscription application within fifteen (15) days of receiving such subscription application, during which time we reserve the right to reject any potential Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. On August 26, 2020, the Commission adopted amendments to expand the definition of “accredited investor,” which became effective December 8, 2020. These amendments, among other changes, expanded the types of entities that qualify as accredited investors, enabled investors that hold FINRA Series 7, 65 or 82 licenses to qualify as accredited investors and expanded the concept of “spouse” to include spousal equivalents for purposes of the financial tests referenced above. For purposes of determining whether a potential Investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest. The Manager and/or its affiliates must purchase a minimum of one (1) Interest of each Series as of the Closing of the Offering of such Series. The Manager and/or its affiliates may purchase greater than one (1) Interest of any Series at the applicable Closing, in its sole discretion. In the instance where a Series attempts to qualify as a REIT, no Investor may own greater than 9.8% of the total Interests in the Series.

Lock-up Period

 The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Broker

Pursuant to a broker-dealer agreement, dated May 3, 2022, between the Company and the BOR (as amended, the “Brokerage Agreement”), the BOR serves as broker of record for the Company’s Regulation A Offerings.

The BOR performs the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept each Investor as a customer of the Company based solely on AML and KYC processes;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent;

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investor’s participation in the Series and, based upon such review, provide a determination to the Company whether or not to accept the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification regarding any Investor;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose such information to any third party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g., as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of FINRA and the SIPC and is registered in each state where the Offerings and sales of the Interests will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed to pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) the last date under which Interests of the Company are permitted by applicable Commission rules to be offered and sold by the Company under its Offering Statement (of which this Offering Circular forms a part). A copy of the Brokerage Agreement is attached as Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to a custody agreement dated May 26, 2022 ( the “Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.  A copy of the Custody Agreement is attached as Exhibit 8.2 to the Offering Statement of which this Offering Circular forms a part.

Escrow Agent

SouthState Bank, N.A. (as successor in interest to Atlantic Capital Bank, N.A.), serves as the Escrow Agent pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, effective as of May 3, 2022, on behalf of each Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table in Appendix A. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached as Exhibit 8.1 to the Offering Statement of which this Offering Circular forms a part.

Transfer Agent

Pursuant to the Transfer Agent Agreement, the Transfer Agent performs certain transfer agent functions for the Company, including:

1.Maintaining a record of ownership of Interests for each Series, including contact information of all registered holders of Interests;

2.Maintaining a record of the transfer, issuance and cancellation of any and all Interests; and

3.Coordinating with each broker-dealer authorized by the Company to execute a purchase or sale of Interests to ensure that all purchases and sales are promptly reported to the Company and recorded in the register of Interests for each Series.

The Transfer Agent is registered with the Commission as a transfer agent pursuant to Section 17A of the Exchange Act. Pursuant to the Transfer Agent Agreement, the Company will pay an annual fee to the Transfer Agent in arrears in an amount to be negotiated in good faith based on the Transfer Agent’s actual expenses in performing the services under the agreement.  The Transfer Agent Agreement continues for an initial term of three years and provides for automatic renewals for successive three-year terms unless either party provides written notice of termination at least 60 days in advance of the end of the term.  A copy of the Transfer Agent Agreement is attached as Exhibit 6.3 to the Offering Statement of which this Offering Circular forms a part.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and Custody Fees, as applicable, related to a specific Offering (and exclude ongoing costs described in “Description of the Business—Operating Expenses” below). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table in Appendix A except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive the Custody Fee.  Each Series of Interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The anticipated Custody Fee will be payable from the proceeds of such Offering.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest

(if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive the Brokerage Fee. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. For additional information about the compensation to be paid to the BOR, see “Plan of Distribution and Subscription Procedure – Plan of Distribution,” above.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering, shall not exceed the amount described in the Master Series Table in Appendix A for each Series and in respect of any other Offering, such amount as determined by the Manager at the time of such Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission, of which this Offering Circular forms a part, includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table in Appendix A (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which is pre-populated following your completion of certain questions on the Platform or otherwise and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests for which you have applied to subscribe (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued the Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any reason or no reason, within fifteen (15) days of receiving a subscription application.  In addition, we reserve the right to withdraw any Offering at any time before subscription applications for the Total Minimum for such Offering have been accepted.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests for which you are entitled to subscribe. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions in accordance with the Operating Agreement. The Manager will accept or reject each subscription application within fifteen (15) days of receiving such subscription application.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests for which you are entitled to subscribe will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The Manager will accept or reject each subscription application within fifteen (15) days of receiving such subscription application. Once a subscription application is accepted by the Manager, the subscription funds advanced by the prospective Investor as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be transferred to the operating account of the applicable Series of Interests unless and until there is a Closing with respect to that Series. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated Offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Company will target certain currently underserved segments of the Portfolio Assets market, a global, multi-trillion-dollar industry, which are characterized as: (i) real estate categories that are currently illiquid or inefficient, and as such, can produce outsized returns, (ii) real estate opportunities where collective ownership supports or enhances the value of the property and the ability to generate unique cash flows, (iii) real estate properties that by their nature drive emotional returns, cultural status, or the achievement of certain social benefits, and (iv) other opportunistic real estate investments.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class and offer a broader set of Investors access to high quality Portfolio Assets. The business models we use will promote long term ties between the Platform and Investors in the Asset Class, and endeavor to bring liquidity to the Asset Class through fractionalization (see “Description of the Business – Liquidity Platform” for additional information). The Company aims to provide Investors with access to the market by enabling them to create a diversified portfolio of equity Interests in high quality Portfolio Assets through a seamless investment experience on the Platform. The Company will pursue segments of the Portfolio Asset market which the Company believes are currently underserved or illiquid and as such inefficient and appropriate for retail investors. Investors will have access to investment opportunities in significant properties, providing both financial returns (ex. asset appreciation, consistent cash flow) and emotional returns (ex. social capital & benefits, unique collective ownership experiences). The Company is focused on generating Portfolio Revenues from the monetization of the Underlying Assets and producing cash returns for Investors (as described in “Description of the Business – Business of the Company”). Further, the Company will offer unique collective ownership Membership Experience Programs designed to engage Investors, offer social benefits, enable the enjoyment of Portfolio Assets by Investors, and generate ancillary revenue streams (as described in “Description of the Business – Business of the Company” and the details of which will be disclosed in the offering circular relating to the relevant Series). The objective is to use revenue generated from these Portfolio Revenues and Membership Experience Programs to manage the Portfolio Assets profitably. The Company also expects to leverage meaningful economies of scale in the management of Portfolio Assets, which should yield lower costs for collection level insurance, maintenance, and operating contracts, and thereby generate greater Free Cash Flow distributions to Investors in the Portfolio Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of each Series.

The Company will engage Operating Partners who will be compensated to professionally manage the Portfolio Assets. Compensation for Operating Partners may be structured as a fixed fee, variable fee, profit share, revenue share, incentive based equity, earned equity or a combination thereof. In the process of hiring an Operating Partner, the Company will perform standard due diligence to validate the experience of the Operating Partner and suitability to serve in a management role for the expected operations of each Portfolio Asset. An Operating Partner may have the management responsibility of one or multiple Underlying Assets. There are several determining factors that may influence if an Operating Partner will be engaged to manage multiple Underlying Assets, including but not limited to, the location of the Underlying Asset (e.g., New York City, Florida, the Mid-West, etc.) and category of the Portfolio Asset (e.g., commercial  property, farmland, winery, etc.). The Operating Partner, separate from the Company and Manager, will have the responsibility of maintaining and operating the Portfolio Asset, generating Portfolio Revenues, and conducting Membership Experience Programs (the details of which will be disclosed in the offering circular relating to the relevant Series). The goal for the Operating Partner is to operate each Underlying Asset profitably to cover all costs associated with the Underlying Asset and generate Free Cash Flow for Investors.

An owner interested in selling an Underlying Asset may benefit from greater liquidity, lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting in Portfolio Assets such as brokerage or auction. Traditional methods of transacting in Portfolio Assets can include large fees, as well as meaningful overhead in terms of asset preparation (i.e. staging the Underlying Asset for showings), marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series, and thus, indirectly the Underlying Asset, and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series and any cash that it generates from Portfolio Revenues and or Membership Experience Programs (the details of which will be disclosed in the offering circular relating to the relevant Series).  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as defined below).

The Company’s core competency is the identification, acquisition, marketing and management of Portfolio Assets and Operating Partners for the benefit of the Investors. In addition, through the use of the Platform and the PPEX ATS, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in the Asset Class. The Company, its elected Operating Partners, with the support of the Manager and its affiliates and through the use of the Platform or the PPEX ATS, aims to provide:

(i)Investors with access to high quality Portfolio Assets for investment purposes, Free Cash Flow primarily from Portfolio Revenues, portfolio diversification, and secondary market liquidity for their Interests, through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), or otherwise, although there can be no guarantee that a secondary market will ever develop, through the PPEX ATS or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained;

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification, and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of the total purchase consideration to the Asset Sellers;

(iii) All Platform users with a premium, highly curated, engaging Portfolio Asset media experience, potentially including “fantasy collecting” features. The investable assets on the Platform may be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets; and

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of potential tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

●Short-term rentals (e.g., utilize Portfolio Asset for short stays);

●Event venue (e.g., utilize the Portfolio Asset for events);

●Tours (e.g., access to view Portfolio Assets in person and interact with other users in a social environment); and

●Other asset-related products and services (e.g., merchandise, social networking, communities).

A core principle of Portfolio Asset investing is enjoyment of the assets, in addition to creation of financial returns from appreciation and Free Cash Flow primarily from Portfolio Revenues. As such, the ultimate goal of the Membership Experience Programs is to provide emotional returns (i.e. social capital & benefits, and unique collective ownership experiences), and to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining operating standards, through the Operating Partners, to support the potential generation of emotional and financial returns for Investors in each Series. We believe the Membership Experience Programs, once developed and established with appropriate controls and incentives, and active monitoring by the Manager, Asset Manager and the Operating Partner, facilitate a highly differentiated and enjoyable shared investing experience while providing care for Portfolio Assets. To the extent the Manager and the Asset Manager considers it beneficial to Investors, the Company may include all the Portfolio Assets, in the sole discretion of the Manager, in the Membership Experience Programs.  To date, the details of the Membership Experience Programs have not been determined, and specifics surrounding Membership Experience Programs relating to any particular Series will be disclosed in the offering circular relating to such Series.

The Manager and Asset Manager, with the involvement of the Operating Partner, if any, will operate the Membership Experience Programs. The Membership Experience Programs will aim to provide Investors with a unique experience to build an emotional connection with the Portfolio Assets. To date, no revenues have been generated from Membership Experience Programs, and as a result, the Manager has chosen not to allocate any revenues and expenses related to the Membership Experience Programs to the Company or any of the individual Series.  We do not expect to generate any revenues or cash flow at the Company or Series level for some time, and it is possible that no profits will be realized by Investors unless and until an Underlying Asset is sold at a price high enough to provide sufficient funds to effectuate a distribution after paying the applicable costs, fees and expenses, or the Investors sell their Interests.

The Company also plans to generate revenues from the usage of the Underlying Assets (“Portfolio Revenues”), through channels which may include, but are not limited to, the following categories:

●Asset Leasing: Renting the Underlying Asset to a third party over a defined period of time for the payment of fees, typically on a monthly basis. For certain Portfolio Assets, this may include Conservation Land Leases, Energy Land Leases (Wind & Solar), and Recreational use licenses.

●Short-term rentals: Enabling access to the Underlying Asset directly or through third parties for short-term uses such as leisure or events.

●Sponsorship & Advertising: Enabling third-party brands to display advertising on or in connection with the Underlying Asset for the payment of fees, typically on an hourly, daily, or monthly rate, depending on the third-party’s need.

●Asset Tours: Generating operating revenue from the Underlying Asset by leveraging the asset as a venue, museum, or other type of for profit operation.

●Location Fees: Granting the right for third parties to display, perform or access the Underlying Asset for a fixed fee or a fee calculated as a percentage of the revenue generated by such activities (e.g. corporate sponsors or individuals pay for assets to appear in movies, commercials, or events); and

●Asset Merchandising: Selling goods or services related to the Underlying Asset

The Company has not taken any steps to generate Portfolio Revenues from the usage of the Underlying Asset of any Series, but the Company may choose to pursue any of the above channels, or any other channels, in the future.

Our objective is to become the leading marketplace for investing in Portfolio Assets, to provide Investors with financial returns commensurate with returns in the Asset Class primarily via the generation of Portfolio Revenues and, through the Platform, to provide emotional returns and social benefits through the Membership Experience Programs (at such time as a Membership Experience Program has been established), and to manage the Underlying Assets directly, or through Operating Partners, responsibly and profitably.

Competition

Although the Company’s business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants.

Most of our current and potential competitors in the Asset Class have significantly greater financial, marketing, and other relevant resources than we do and may be able to devote greater resources sourcing the Portfolio Assets for which the Company competes. In addition, almost all of these competitors have longer operating histories and greater name recognition than we do and operate under more established business models.

There are also several similar early stage start-up companies focused on shared ownership of Portfolio Assets currently developing in the industry, which will result in additional competition for Portfolio Assets.

With the continued increase in popularity of the Asset Class, we expect competition for Portfolio Assets to intensify in the future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings, decrease the potential yield that may be earned from Portfolio Revenues, and will decrease the number of high-quality assets the Company can securitize.

In addition, there are companies that are developing crowd funding and fractional ownership models for other alternative asset classes, such as collectibles, racehorses, wine, and/or art, who may decide to enter the Asset Class as well.

Customers

We target U.S. based individuals interested in the Asset Class and alternative investments, as well as the U.S. millennial market as our core target customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has not closed any Offerings.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement or the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member. Holders of Interests in each Series of the Company have the right to remove the Manager as Manager of the Company, by a vote of two-thirds of the holders of all Interests in each Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within thirty (30) calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as Manager of the Company and each Series. If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting. In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as Manager of the Company, it shall also immediately cease to be Manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager and Operating Partners in managing the Underlying Assets and to advise the Manager regarding certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Company’s allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including third-party operators, home ownership association fees, income taxes, property taxes, annual registration fees, security, valuation, marketing, maintenance, renovations, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any Blue Sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series;

(v)fees, costs and expenses incurred in connection with the audit of the Company’s annual financial statements and making any tax filings on behalf of the Series of Interests and circulation of reports to Interest Holders;

(vi)fees, costs and expenses of the Company’s or a Series’ counsel in connection with advice directly relating to the Company’s or a Series’ legal affairs;

(vii)any indemnification payments;

(viii)  any withholding or transfer taxes imposed on the Company or a Series or any of the members as a result of its or their earnings, investments or withdrawals;

(ix)any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements;

(x)any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or an Operating Partner in connection with the affairs of the Company or a Series;

(xi)any fees, costs and expenses of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series;

(xii)any and all insurance premiums or expenses incurred in connection with an Underlying Asset, including insurance required for utilization of the Underlying Asset in any future Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to host an event at the Underlying Asset but including, if obtained, directors and officers insurance of the directors and officers of RSE Markets), the details of which will be disclosed in the offering circular relating to the relevant Series; and

(xiii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager or Operating Partner in its reasonable discretion.

The Manager and the Asset Manager have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table in Appendix A. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its Affiliates

The Operating Agreement provides that the Indemnified Parties will not be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate Asset Management Agreement with the Asset Manager, who may choose to appoint an Operating Partner. The Series referenced in the Master Series Table in Appendix A, will each appoint the Asset Manager, who may engage an Operating Partner to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager, with assistance from the Operating Partners, will include:

-Together with members of the Advisory Board, creating the asset operations and maintenance standards and policies for the Underlying Assets;

-Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager and/or Operating Partner deems necessary to ensure the proper performance of their obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, performance rights organizations, revenue management organizations, and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

-The Asset Management Agreement entered into with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement (see “Description of the Asset Management Agreement” above for additional information), equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period.  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

When an Operating Partner is engaged to professionally manage an Underlying Asset, compensation may be structured as a fixed fee, variable fee, profit share, revenue share, incentive based equity, earned equity, or a combination thereof. Compensation paid to the Operating Partner will be considered part of the Operating Expenses for each Underlying Asset through the Allocation Policy (see “Allocation of Expenses” below).

Asset Selection

The Company’s investment strategy is to acquire, invest in, manage, operate, selectively leverage, and sell Portfolio Assets. We focus on acquiring Portfolio Assets we believe, with no guarantee, are likely to generate stable Free Cash Flows in the long-term, have significant possibilities for long-term capital appreciation (such as those located in areas with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines), and the potential to generate Portfolio Revenues through the Underlying Asset, and additional revenues as well as emotional returns through Membership Experience Programs, the details of which will be disclosed in the offering circular relating to the relevant Series.

The Company may enter into one or more joint ventures, tenancies-in-common, or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the Manager, including present and future Portfolio Asset offerings sponsored by affiliates of the Manager.

Within our investment policies and objectives, the Manager, with the assistance from our Advisory Board, will have discretion with respect to the selection of specific investments, the purchase and sale of Underlying Assets, and identifying service providers, including or through Operating Partners. We believe that successful Portfolio Asset investments requires the implementation of strategies that permit favorable purchases, effective asset management, informed Operating Partner selection, and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of the Manager and the Advisory Board with a structure that emphasizes thorough market research, stringent underwriting standards, and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired either directly or through one or multiple Operating Partners. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure a high standard of care for the Underlying Assets.

To execute our disciplined investment approach, the Manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●Local Market Research – The Manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships as well as our Advisory Board.

●Underwriting Discipline – The Manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to each Underlying Asset, its location, income-producing capacity, prospects for long-range appreciation, tax considerations, potential for Portfolio Revenues and Membership Experience Programs, and liquidity.

●Risk Management – Risk management will be a fundamental principle in the management of each of our properties whether operated directly or through an Operating Partner. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. The Manager or its designated Operating Partner will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●Asset Management – Prior to the purchase of an Underlying Asset, the Manager will develop an asset business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken, the required operational expertise, and the capital needed to achieve the anticipated returns. The Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

The Manager has the authority to make all the decisions regarding our investments consistent with the investment objectives and leverage policies approved by the Manager and subject to the limitations in the Operating Agreement.

The Manager will source our investments from former and current financing and investment partners, Operating Partners, its Advisory Board, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments for us, the Manager, in consultation with the Asset Manager and members of the Manager’s Advisory Board, will utilize the Manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria are subject to change from time to time in the sole discretion of the Manager and is continually influenced by Investor demand and current industry trends. The criteria that the Manager will consider when evaluating prospective investment opportunities include:

●macroeconomic conditions that may influence operating performance;

●Asset Class market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●fundamental analysis of the Portfolio Asset, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●Asset Class and leasing market conditions affecting the Portfolio Asset;

●the cash flow in place and projected to be in place over the expected hold period of the Portfolio Asset to generate potential Portfolio Revenues;

●the appropriateness of estimated costs and timing associated with capital improvements of the Portfolio Asset;

●a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the Portfolio Asset;

●review of third-party reports, including ownership records, appraisals, engineering and environmental reports;

●Our ability to offer Membership Experience Programs  to Investors and members of the Platform;

●physical inspections of the Portfolio Asset and analysis of its core attributes; and

●the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the Manager’s underwriting criteria, the Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The Manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the Portfolio Asset.

Further, the Company targets a broad spectrum of assets in order to cater to a wide variety of tastes and investment strategies across the Asset Class. The Company intends to acquire assets from across a diverse set of sub-categories within the Asset Class, but with particular focus on items with broad cultural appeal and significance. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only assets that are or that we believe will become Free Cash Flow producing, although we may opportunistically choose to acquire assets where appreciative potential or appropriateness for Membership Experience Programs is for the benefit of Investors.

From time to time the Manager, in consultation with our expert network, the Asset Manager, the Operating Partners, and members of the Manager’s Advisory Board, will decide to renovate, modify, or re-zone assets either prior to designating a Series of Interests associated with such Underlying Asset or as part of an Underlying Asset’s ongoing maintenance schedule. Any such alterations will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, will review asset selection criteria and the performance of Operating Partners at least annually. The Manager, in consultation with the Asset Manager, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than could be achieved through traditional sales or liquidity channels. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional methods in the Asset Class and with significantly lower transaction and holding costs.

Asset Acquisition

The Company’s investment in Portfolio Assets will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, co-tenancies or other co-ownership arrangements with third parties, including developers of the Portfolio Assets, or with affiliates of the Manager. In addition, we may purchase Portfolio Assets and lease them back to the sellers of such Portfolio Assets. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the Portfolio Asset for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any Portfolio Asset generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●plans and specifications;

●evidence of marketable title subject to such liens and encumbrances as are acceptable to the Manager;

●auditable financial statements covering recent operations of Portfolio Assets having operating histories; and

●title and liability insurance policies.

We may enter into arrangements with the seller or developer of a Portfolio Asset whereby the seller or developer agrees that, if during a stated period the Portfolio Asset does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

The Company plans to acquire Underlying Assets through various methods, either directly or through a Series:

1)Upfront Purchase – the Company or a Series acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase Agreement – the Company or a Series enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3)Purchase Option Agreement – the Company or a Series enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

In the case where an Underlying Asset is acquired prior to the launch or Closing, as the case may be, of the Offering process for the related Series, the proceeds from the associated Offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset, if any such reimbursements or loan repayments are necessary.

Rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market an Underlying Asset on the Platform to Investors for a period of time. The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the Closing of the Offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the Offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset) and title to the Underlying Asset would be held by, or for the benefit of, the applicable Series. If the Company enters into a purchase option agreement, the amount paid for the option, if any, is normally surrendered if the Portfolio Asset is not purchased and is normally credited against the purchase price if the Portfolio Asset is purchased.

In some cases, an Asset Seller may be issued membership Interests in a Series as part of the total purchase consideration to the Asset Seller.

Additional details on the acquisition method for each Underlying Asset can be found in the “Use of Proceeds” in Appendix B for each respective Series.

REIT Election

The management team may seek to qualify certain Series as a REIT (“Real Estate Investment Trust”), based on the circumstances of the respective Underlying Asset, including the nature of the Underlying Asset, the size and concentration of the investor group, and how the Manager and Operating Partner intend to manage and monetize the Underlying Asset.

REITs are a type of corporate entity that offers investors access to cash flows from real estate assets, by lowering the barriers to entry when compared to owning the asset itself. Investors do not have to manage real estate assets directly when investing through a REIT, including activities such as collecting rent from tenants, making mortgage payments, and other core responsibilities of property management. One of the key benefits of REIT qualification is that it avoids taxation at the corporate level to the extent that all REIT taxable income is distributed as dividends to investors. REITs must have at least 100 shareholders for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years, and no more than 50% in value of a REIT’s stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning the REIT’s stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.  In addition, for an entity to qualify as a REIT, the entity must ensure that it meets the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of its assets consists of cash, cash items, government securities and qualified REIT real estate assets. The two primary types of REITs are the following:

●Equity REITs: own physical Portfolio Assets. These types of REITs generate income through different revenue streams such as rental income.

●Mortgage REITs: own financial instruments related to the Portfolio Asset industry such as mortgage-backed securities. These types of REITs generate income or losses through fluctuations in interest rates.

There are several key operational requirements and benefits for REIT qualification, including:

●REITs are required to pay out at least 90% of the company’s taxable income to shareholders through dividends, thereby avoiding corporate level taxation.

●REITs can offer consistent cash flow for investors through the payment of such dividends, dependent on market conditions.

•Shares in REITs are more liquid when compared with purchasing a Portfolio Asset directly because investors may be able to sell their shares through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information).

REIT qualification may also have certain downsides for investors, including:

●Due to paying out at least 90% of the company’s taxable income to shareholders, REITs only have 10% to reinvest back into Portfolio Assets, which can limit capital appreciation.

●Changing market conditions, such as rising interest rates, may have a negative impact on the Portfolio Asset industry and can decrease returns.

●Dividends paid out by REITs are generally not considered “qualified dividends” and, as such, are taxed at the investor’s ordinary income tax rate. However, under the Tax Act, non-corporate U.S. holders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017, and before January 1, 2026.

The Manager has the right to structure the Company’s or a Series’ acquisition and operation of Underlying Assets as it deems appropriate and, because of the complexity and cost of a REIT structure, may decide (in its sole and absolute discretion) not to qualify any Series as REITs.

Joint Venture Investments

We may enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties as well as entities affiliated with the Manager for the acquisition, development or improvement of Portfolio Assets. A joint venture creates an alignment of interest with a private source of capital for the benefit of Investors, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular joint venture, the Manager will evaluate the Portfolio Asset that such joint venture owns or is being formed to own under the same criteria described elsewhere in this offering circular for our selection of Portfolio Asset investments.

Leverage Policy

We may employ leverage to enhance total returns for Investors through a combination of senior financing on Asset Class acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The Manager may from time to time modify its leverage policy in its sole discretion.

Asset Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors will be obtained by transferring their Interests in a Series, through the Platform (see “Description of the Business – Liquidity Platform” below for additional information), or otherwise, although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize, the Manager will consider whether such offer is in the best interest of the Investors.  If the Manager determines that an offer is in the best interest of the Investors, the Manager will consider the merits of such offer on a case-by-case basis and potentially sell the Underlying Asset. In determining whether to sell an Underlying Asset, the Manager may consider (a) guidance from the Advisory Board and (b) preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset.  Furthermore, should an Underlying Asset become obsolete (e.g., due to lack of Investor demand for its Interests), or suffer from a catastrophic event, or should the Manager determine that an asset is unlikely to ever generate Free Cash Flow, or should the Manager determine that market conditions would indicate an opportunistic time to sell, the Manager may choose to proactively sell the asset.  As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time). In some cases, the Company’s ability to liquidate an Underlying Asset may be subject to certain restrictions or limitations on sale as set forth in the applicable purchase agreement or purchase option agreement.

Liquidity Platform

Overview of PPEX ATS Platform

The Company and its affiliates have entered into an arrangement with NCPS and its affiliates to facilitate the transfer of Interests issued by the Company on the PPEX ATS.  The PPEX ATS was established in the fourth quarter of 2021 as a venue for secondary trading of Series Interests and provides Investors an efficient means to buy and sell Series Interests in secondary transactions.  The Manager has entered into an arrangement with the Executing Broker that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates potential resale transactions in Interests.  The facilitation of resale transactions in Interests is accomplished periodically (as described below under “Frequency of Facilitation”) through the Executing Broker’s role as a registered broker-dealer member of the PPEX ATS owned and operated by NCPS.  NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the Company, the Manager, nor the Asset Manager facilitates, executes or transmits any transfer of Interests with respect to secondary trading on the PPEX ATS.

Secondary trades of Interests matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.  Each Series of Interests will be identified by a unique CUSIP number.

Frequency of Facilitation

From time to time, and at any time, isolated non-issuer transactions for one or more Series of Interests may be executed during established trading hours.  Investors can submit bid and ask quotes on the Platform at any time, which the Executing Broker submits on the PPEX ATS, but no matching of buyers and sellers will occur other than during market hours as established by the PPEX ATS.  Bid and ask quotes submitted during market hours may be matched immediately.  Orders are matched by the PPEX ATS and executed on the PPEX ATS through the Executing Broker in accordance with the rules established by the PPEX ATS.  After orders are matched, the Executing Broker will provide instructions regarding the transfer of Interests between Investor accounts to the Custodian, who will clear and close all transfers of Interests during market hours. When a trade is executed, the appropriate information is submitted back to the Platform and reflected for each Interest Holder. The Executing Broker does not itself settle trades.

User Interface and Role of the Platform

For the purposes of facilitating secondary transactions in Interests, the Platform will serve as the user interface through which Investors communicate with and receive information and instructions from the Executing Broker to buy and sell Interests on their behalf as matched on the PPEX ATS.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Platform is to be originated by the Investor and communicated directly to the Executing Broker. Neither the Company nor any other Rally Entity acts as a broker or dealer or routes any orders to the Executing Broker or the Custodian, and none of them makes any direction or recommendation as to the purchase or sale of any Interests. In addition, neither the Executing Broker nor NCPS makes any recommendation as to the purchase or sale of any Interests. Neither the Company, the Rally Entities nor NCPS, as owner and operator of the PPEX ATS, will ever have custody of an Investor’s membership Interests, cash or other property, and all transfers of cash or securities are performed by a registered broker-dealer or another appropriately licensed third party.

The Platform acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests.

Agreements Relating to the PPEX ATS

The Company has entered into an agreement dated June 14, 2022 (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the Company’s and Series’ governing documents, offering materials and regulatory filings so that the PPEX ATS may serve as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  The PPEX ATS provides a matching platform for the Executing Broker as a broker-dealer member of the PPEX ATS to submit bid and ask quotes to purchase or sell Interests on behalf of Investors.

The Company paid an initial subscription fee of $12,000 in consideration for two years’ access to the PPEX ATS as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  After the expiration of the initial two-year term, the Company will have the option to extend the term of the PPEX ATS Company Agreement either on an annual basis for $10,000 per year or on a six-month basis for $6,000 per six months.

In addition, on October 21, 2022, the Asset Manager entered into a Software and Services License Agreement with North Capital Investment Technology, Inc., the parent company of NCPS (“NCIT”), pursuant to which the Company is licensed to use certain technology to facilitate the operation of the Platform with the PPEX ATS as described above.  The Asset Manager will pay NCIT a monthly fee of $500.

The Company has also entered into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), dated June 14, 2022, separate and apart from the Brokerage Agreement.  Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of Interests on the PPEX ATS and will ultimately be responsible for the execution of secondary trades of Interests.  As compensation, the Executing Broker will receive 2% of the gross proceeds received related to each transaction (1% from the buyer and 1% from the seller involved in such transaction).  The Manager may, from time to time and at its sole discretion, opt to pay the compensation earned by the Executing Broker in connection with its services related to the PPEX ATS.

The Asset Manager has also entered into an additional license agreement, dated June 29, 2022 (the “Tools License Agreement”), with the Executing Broker, pursuant to which the Executing Broker is licensed to use certain of the Asset Manager’s proprietary hosted software tools to perform services for the Rally Entities (“Services”) as called for by the Secondary Brokerage Agreement.  There are no additional fees payable by either party under the Tools License Agreement in exchange for the Services.

The Executing Broker and the Custodian have entered into an agreement, pursuant to which the Custodian will perform the custody and clearing services in connection with transfers of Interests and the Company will pay the fees due to the Custodian under that agreement.

Facilities

The Manager and the Asset Manager are located at 446 Broadway, 2nd Floor, New York, NY 10013 and the Asset Manager presently has approximately forty-one full-time employees and part-time contractors. Neither the Manager nor the Company has any employees.

Government Regulation

Federal and state laws and regulations apply to many key aspects of our business. Any actual or perceived failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, private litigation, reputational harm, or constraints on our ability to continue to operate. It is also possible that current or future laws or regulations could be enacted, interpreted or applied in a manner that would prohibit, alter or impair our existing or planned lines of business, or that could require costly, time-consuming, or otherwise burdensome compliance measures. As our business expands, our compliance requirements and costs may increase and we may be subject to increased regulatory scrutiny.

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the Commission, could be asserted against the Company by individuals or governmental authorities and could expose the Company, any of its affiliates, the Operating Partners or any Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines. See “Risk Factors.”

Regulation of Exchanges

A platform facilitating the sale and secondary trading of securities potentially may be required to register with the Commission as an exchange. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a marketplace or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b-16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.”

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for alternative trading systems (“ATS”). Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

Rule 3b-16(b)(1) provides that such an entity will not be “a marketplace or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer. The Platform merely acts as the user interface for facilitating secondary trading of Interests on the PPEX, which is neither owned nor operated by the Company or its affiliates. Through the Platform, users may offer to buy and sell Interests that are then matched by and executed on the PPEX ATS through the Executing Broker in accordance with the rules established by the PPEX ATS. All trading activity is directed by Investors in their sole discretion. In reliance upon Rule 3b-16(b)(1), the Company believes it is not required to register the Platform as an exchange or comply with Regulation ATS as an ATS. However, certain affiliates of the Company are currently subject to an SEC investigation related to the potential status of the Platform, in its former capacity as a venue for secondary trading, as an exchange or an ATS.

Today, all secondary transactions in Series Interests are facilitated through the PPEX ATS.  See “Description of the Business – Liquidity Platform” for more information.

Privacy and Protection of Investor Data

Aspects of our operations or business are subject to privacy and data protection regulation in the United States and elsewhere. Accordingly, we publish our privacy policies and terms of service, which describe our practices concerning the use, transmission and disclosure of information. As our business continues to expand in the United States and beyond, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection. In addition, the interpretation and application of these privacy and data protection laws in the United States and elsewhere are often uncertain and in a state of flux.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the General Data Protection Regulation (the “GDPR”), a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen. On January 1, 2020, the California Consumer Privacy Act (the “CCPA”) became effective. Similar to the GDPR, the CCPA imposes new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. If we are accused of violating the CCPA, we may be forced to expend significant financial and managerial resources to defend against an enforcement action by the California Attorney General or, in the event of a data breach, a lawsuit by customers located in California. The CCPA will become effective in January 2023. Comprehensive state privacy laws will also take effect in Colorado and Virginia in 2023. Complying with these and other existing, emerging and changing privacy requirements could cause the Company to incur substantial costs or require it to change its business practices and policies. Noncompliance could result in monetary penalties or significant legal liability.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non-public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

●limitations on capital structure;

●restrictions on specified investments;

●prohibitions on transactions with affiliates; and

●compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Legal Proceedings

None of the Rally Entities or any of the directors or executive officers of RSE Markets is, as of the date of this Offering Circular, subject to any material legal proceedings.

Allocation of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, any revenue generated through Membership Experience Programs, Portfolio Revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. The table below sets forth a summary of the allocation policy, which is subject to the Manager’s discretion:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Portfolio Revenue	Allocable directly to the applicable Underlying Asset
	Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset

Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the Offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests in Custodian brokerage accounts	Estimated to be 0.75% of gross proceeds of Offering (to be finalized upon signing of Custody Agreement)
Acquisition Expenses	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Real Estate Agent commission	Allocable directly to the applicable Underlying Asset
	Loan qualification and approval fee (including, any additional fees such as notary and bank fees)	Allocable directly to the applicable Underlying Asset
	Pre-Purchase Evaluation, Discovery, Inspection and Appraisal fees	Allocable directly to the applicable Underlying Asset
	Development, renovation, restoration and maintenance expense	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the Closing of an Offering

Allocable directly to the applicable Underlying Asset

Operating Expenses	Third-party Operator	Allocable pro rata to the number of Underlying Assets or directly to the applicable Underlying Asset, depending on the scenario
	Home Ownership Association fees	Allocable directly to the applicable Underlying Asset
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Insurance	Allocable directly to the applicable Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Governmental fees (e.g. local jurisdiction)	Allocable directly to the applicable Underlying Asset
	Taxes (e.g. property taxes)	Allocable directly to the applicable Underlying Asset
	Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting bookkeeping and legal related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
	Other Membership Experience Programs related expenses (e.g., venue hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors. Under the terms of the allocation policy, the Manager may elect not to allocate certain expenses in the manner described above if it determines such allocation not to be in the best interests of the Company.

MANAGEMENT

Manager

The Manager of the Company is RSE Portfolio Manager, LLC, a Delaware limited liability company formed on March 24, 2022.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  RSE Markets, the sole member of the Asset Manager, has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board.  The Manager and the officers and directors of RSE Markets are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets through Portfolio Revenues or Membership Experience Programs (once established) in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Interest Holders.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of RSE Markets. The Asset Manager is also the Asset Manager for RSE Archive, LLC, RSE Collection, LLC and RSE Innovation, LLC, other series limited liability companies with similar businesses in the memorabilia, collectible and digital asset classes, respectively. RSE Archive, LLC commenced principal operations in 2019; RSE Collection, LLC commenced principal operations in 2017; and RSE Innovation, LLC commenced principal operations in 2021. While the Asset Manager thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our Interest Holders.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Together with advice from the Asset Manager, create and manage all Membership Experience Programs (the details of which will be disclosed in the offering circular relating to the relevant Series) and determine participation in such programs by any Underlying Assets;

-Together with advice from the Asset Manager, evaluate and enter into service provider contracts related to the operation of Membership Experience Programs (the details of which will be disclosed in the offering circular relating to the relevant Series);

-Allocate revenues and costs related to any Membership Experience Programs to the appropriate Series in accordance with our allocation policy;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs (the details of which will be disclosed in the offering circular relating to the relevant Series);

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto;

-Work with the Asset Manager to engage Operating Partners to manage the Underlying Asset for specific

Series, as needed; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager include:

Asset Sourcing and Disposition Services:

- Manage the Company’s asset sourcing activities including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the Managing Member for the payment of all fees and expenses incurred in connection with the maintenance and operation of Underlying Assets and ensure delivery of payments to third parties for any such services;

-Work with the Manager to engage Operating Partners to manage the Underlying Asset for specific Series, as needed; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of RSE Markets

The following individuals constitute the Board of Directors, executive management and significant employees of RSE Markets, the sole member of the Asset Manager:

Name(1)	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	41	President and Director	05/2016
George Leimer	56	Chief Executive Officer and Director	08/2020
Robert A. Petrozzo	39	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	42	Chief Financial Officer	08/2016
Ramaneek Khanna	51	Chief Technology Officer	06/2022
Aditi Maliwal	33	Director	09/2022
Joshua Silberstein	47	Director	10/2016
Ryan Sweeney	44	Director	04/2021

(1)Each of the directors of RSE Markets was elected as a director pursuant to a voting agreement among RSE Markets and certain stockholders of RSE Markets.

Background of Executive Officers and Directors of RSE Markets

The following is a brief summary of the background of each executive officer and director of RSE Markets:

Christopher J. Bruno, Founder & President

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his Master of Business Administration, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

George Leimer, Chief Executive Officer

                George is a seasoned business and technology executive with extensive experience working in a diverse collection of industries ranging from e-commerce, content-creation, consumer internet, and entertainment. He has hands-on knowledge gained from direct leadership in general management, product development, and product marketing roles and early-stage experience from company formation through fund-raising, launch/operation and acquisition.

                Most recently George was the Senior Vice President of data platforms at Disney where he led the transformation of The Walt Disney Company’s consumer identity platform from an on-premises monolithic architecture to a highly available and scalable cloud-based solution. He led both technology and product groups at ESPN as a Vice President from 2013 to 2018 building products and running development groups.

From 2007 until 2009 George was a senior manager of online store merchandising at Apple. He had an entrepreneurial hiatus from Apple from 2009 until 2012 in which he cofounded BigDeal.com, a hybrid gaming/ecommerce business. He returned to Apple in 2012 where he was the director of online store merchandising until he departed for ESPN in 2013.

George held various senior operations and technology roles at eBay and subsidiary Half.com from 1999 until 2007. In his tenure at eBay, George launched various services and led a portfolio of businesses generating $2B in annual gross merchandise sales.

George graduated from Widener University in 1987 with a bachelor’s degree in Management and a Management Information Systems concentration.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers and enterprises. Immediately prior to joining the Asset Manager, he led the UX & UI effort at computer vision and robotics startup KeyMe, building interactive products from the ground up and deploying both mobile and kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent nine years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005, where he focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received a Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Ramaneek Khanna, Chief Technology Officer

Ramaneek is a technologist, executive and engineer at heart with extensive experience creating and evolving innovative products across multiple industries and building and scaling world class engineering organizations.  Prior to joining Rally, Ramaneek was CTO at fintech startup Earnin from 2015 to 2020. During that time he and his team built a product that grew in scale to unlock access for people to over $10B of their earnings. Ramaneek has also held the role of VP of Software Engineering at Nesos, a medtech startup that attempted to alleviate debilitating diseases related to the body’s autoimmune response. Ramaneek operated in this role from 2021 to 2022.

After joining multiple startups earlier in his career that were acquired by companies such as Microsoft and Dell, Ramaneek cofounded Duff Research, where he worked from 2009 to 2013. Duff Research was a mobile app development company that created numerous well known apps, including the Tivo iPad app, Adidas MiCoach, the Nest Android app, and many others. Duff Research was acquired by PayPal in 2013, and Ramaneek then went on to lead Consumer Mobile App Development where he was responsible for development of the PayPal app and oversaw substantial innovation in the app, including OneTouch authorization and a revitalized user experience.

Throughout his career, Ramaneek has helped to build products that innovated and have won awards such at Best of Show at CES and a Technical Emmy as well as built mobile apps that have achieved top 10 status in the app store rankings in their categories many times.

Ramaneek has a dozen US patents that cover a wide range of areas including AV synchronization methods, user interface design patents, authentication systems, methods for facilitating purchases from video advertisements and many others.  Ramaneek received his Bachelor of Science degree in Computer and Electrical Engineering from Purdue University.

Aditi Maliwal, Director

Aditi Maliwal has been a partner at Upfront since 2019, leveraging a global perspective to invest in the highest-potential founders and teams.

Before joining Upfront, Aditi was a product manager on the Next Billion Users team at Google, in a hybrid role leading investments in and building product for companies in emerging markets. Previously she worked on the Corporate Development team at Google, leading acquisitions across various sectors including AI, Messaging and Media. Prior to Google she worked in early stage venture at Crosslink Capital leading investments in BetterUp, Chime and PowerToFly, and before that in investment banking at Deutsche Bank, in the technology banking group.

She holds a Bachelor of Arts in Psychology from Stanford University and has lived between India, Hong Kong, Singapore and San Francisco.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as of 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a BS in Economics from the Wharton School (summa cum laude) and an Master of Business Administration from Columbia University (beta gamma sigma).

Ryan Sweeney, Director

In 2009, Ryan joined the venture capital firm, Accel, as a Partner and is focused on investments in businesses at the intersection of consumer services and technology. One of Ryan’s most notable investments, Qualtrics, was acquired by SAP for $8 billion in 2018.

Prior to joining Accel, from 2000 to 2008, Ryan led technology growth investments at Summit Partners in the Boston area.

Before joining Summit Partners Ryan worked at William Blair & Company, LLC, and held a number of leadership positions at North Bridge Growth Equity and National Mentor Holdings, Inc.

Earlier in his career, Ryan held a number of roles in finance and business development at companies in the investment banking and private equity industries.

Ryan grew up in New Jersey and holds a Bachelor of Business Administration in Finance and Business Economics from the University of Notre Dame and an Master of Business Administration from Harvard Business School.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board supports the Company, the Asset Manager, the Manager and RSE Markets and consists of members of our expert network and additional advisors to the Manager.  The Advisory Board reviews the Company’s relationship with, and the performance of, the Manager, and generally approves the terms of any material or related-party transactions.  In addition, the Advisory Board assists with, and makes recommendations with respect to the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Interest Holders, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate members of the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class.  We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.  To date two individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan is currently the Chief Legal and Corporate Affairs Officer of Robinhood Markets, Inc., and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.  Prior to joining Robinhood in 2020, Dan was a partner of and deputy chair of the securities department at the international law firm WilmerHale.

Dan earned his Juris Doctor, magna cum laude, from the Catholic University of America, where he was a member of the law review, and graduated from Georgetown University with a Bachelor of Arts in English.

Arun Sundararajan

Arun is a Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society. His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work. He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz. He has given more than 250 invited talks at industry, government and academic forums internationally. His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy. He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region.  He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007. From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of RSE Markets manages our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” in Appendix B for each respective Series. Additional details on Sourcing Fees received by the Manager can be found in the “Use of Proceeds” in Appendix B for each respective Series.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee”.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

Compensation of the Operating Partner

In situations where the Manager and Asset Manager engage an Operating Partner to professionally manage the Underlying Asset for a specific Series, compensation will be provided in return for the services provided. Compensation for Operating Partners may be structured as a fixed fee, variable fee, profit share, revenue share, incentive based equity, earned equity or a combination thereof. The terms of the compensation will be negotiated by the Manager, Asset Manager, and the Operating Partner before finalizing the contractual agreement.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least one (1) Interest acquired on the same terms as the other Investors. The address of the Manager is 446 Broadway, 2nd Floor, New York, NY 10013. As of the date of this filing, no Series has issued any Interests.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the period from inception to the date of this filing, the Company has not participated in any transactions involving amounts in excess of the lesser of $120,000 and one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of the persons described in Item 13 of Form 1-A have had a direct or indirect material interest

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached as Exhibit 2.2 to the Offering Statement of which this Offering Circular forms a part, and the Subscription Agreement, the form of which is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company Interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate Offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the Closing of an Offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests

have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution Rights” below).  The Manager, an affiliate of the Company, will own a minimum of one (1) Interest in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table in Appendix A will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” in Appendix B for each respective Series for further details). An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, through the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information)  or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the PPEX ATS or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and “Description of the Business – Liquidity Platform” section for additional information).

Further Issuance of Interests

Only the Series Interests that are not annotated as closed in the Master Series Table in Appendix A are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution Rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  At this time, the Manager currently intends to retain Free Cash Flow, if any, to fund the future Operating Expenses for each Series. Future decisions concerning the payment of distributions to Interest Holders and the Management Fee from Free Cash Flow will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors that our Manager, in its sole discretion, may consider relevant. Accordingly, the Manager does not anticipate paying distributions or a Management Fee from any available Free Cash Flow for the foreseeable future. However, the Manager may change the timing of potential distributions in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

(ii)thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

(iii)thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Asset Sellers of the Underlying Asset or the Manager or any of its affiliates, and

(iv)up to 50% to the Asset Manager in payment of the Management Fee (treated as an expense on the statement of operations of the Series of Interests for accounting purposes).

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his or her assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Redemption Provisions

The Interests are not redeemable.

Registration Rights

There are no registration rights in respect of the Interests.

Voting Rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager; and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as Manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders across all Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this Offering Circular or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation Rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company; (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any Investors, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and (iii) thereafter, to the Interest Holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer Restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 9.8% of the Series, (d) a change of U.S. federal income tax treatment of the Company or the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such transfer is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Platform or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interests will develop as part of the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information). Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of Officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and will exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint Rally Holdings as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of RSE Markets.  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive Jurisdiction; Waiver of Jury Trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.  As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Interests—Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.”  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not listed or quoted for trading on any national securities exchange or national quotation system.  There is no current intention to have the Interests listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the Interests but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (as defined below) who hold the Interests as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)REITs;

(viii)certain former citizens or long-term residents of the United States;

(ix)persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(x)persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(xi)persons deemed to sell our Interests under the constructive sale provisions of the Code.

As used herein, the term “U.S. Holder” means a beneficial owner of the Interests that is, for U.S. federal income tax purposes:

(i)an individual citizen or resident of the United States,

(ii)a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia,

(iii)an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

(iv)a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders.  Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects. Prospective investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of Each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the Series listed in the Master Series Table in Appendix A, to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes and the discussion below assumes that each Series will be so treated. Thus, each Series of Interests will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

The rule that a separate series of a Series LLC is an eligible entity that may elect to be treated as a corporation for federal income tax purposes is contained in proposed Treasury Regulations that have not yet been finalized (Prop. Treas. Reg. Section 301.7701- 1(a)(5)).  This rule is therefore subject to change if and when those proposed Treasury Regulations are issued in final form.  If the final rule does not provide that a series of a limited liability company is eligible to elect to be treated as a corporation for federal income tax purposes, Investors in a Series would likely be treated as partners in a partnership and would be subject to current federal income tax on their proportional share of the income of the Series or of the Company.”

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A non-corporate U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income.” Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied.

Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset.

Net Investment Income Tax

Section 1411 of the Code imposes on individuals, trusts and estates a 3.8% tax on certain investment income. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition, and (ii) the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% net investment income tax.

The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder. The effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Tax Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Dividends paid by a Series to a non-U.S. Holder are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. Holder that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Under legislation commonly known as “FATCA,” each Series of Interests will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

REIT Election

As previously discussed, the management team may seek to qualify certain Series as a REIT, based on the circumstances of the respective Underlying Asset, including the nature of the Underlying Asset, the size and concentration of the investor group and how the Manager and Operating Partner intend to manage and monetize the Underlying Asset.

As long as any Series qualifies as a REIT, it generally will not be subject to federal income tax on the portion of its REIT taxable income or capital gain that it distributes to its shareholders.  Losses incurred by a REIT will not flow through to Investors, nor will items of expense such as foreign taxes.  A REIT’s qualification and taxation as a REIT will depend on its ability to satisfy annual income tests, quarterly asset tests, and other requirements under the Code on a continuing basis.  Accordingly, there can be no assurance that a REIT will be able to continue to operate in a manner so as to remain qualified as a REIT.  Failure to meet certain tests under the Code or to remain qualified as a REIT may subject any REIT to substantial tax liability under the Code that would adversely impact the dividends received by the Investors from such REIT.

The Manager has the right to structure the Company’s or a Series’ acquisition and operation of Underlying Assets as it deems appropriate and, because of the complexity and cost of a REIT structure, may decide (in its sole and absolute discretion) not to qualify any Series as REITs.

Partnership Election

We also may elect to treat a Series as a partnership for U.S. federal income tax purposes.  In general, as a partnership, a Series would not itself be a taxable entity for federal income tax purposes.  Rather, its items of income, gain, loss, deduction and credit (if any), and the character of such items (e.g., as interest or dividend income, as investment interest deductions or as capital gain or ordinary income), generally would flow through to the partners, with each partner reporting its distributive share of the items on the partner’s federal income tax return.  The partners would be taxed on the Series’ income regardless of whether they receive distributions from the Series.  Thus, it is possible that a partner could incur income tax liability with respect to its share of the income of a Series without receiving a distribution from the Series to pay such liability.

In the event that, for any reason, a Series is treated for federal income tax purposes as an association taxable as a corporation (e.g., if a Series were to be classified as a “publicly traded partnership”), the partners in such entity would be treated as stockholders of a corporation with the following results, among others: (1) the affected entity would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by the entity on its federal income tax return and would not flow through to the partners; and (3) distributions would generally be treated as dividends taxable to the partners, to the extent of current or accumulated earnings and profits, and would not be deductible by the entity in computing its income tax.

Possible Tax Law Changes

The foregoing discussion is only a summary and is based upon existing federal income tax law.  Investors should recognize that the federal income tax treatment of an investment in the Company may be modified at any time by legislative, judicial or administrative action.  Any such changes may have a retroactive effect with respect to existing transactions and investments and may modify the statements made above.  In particular, the Tax Act includes sweeping changes to U.S. tax laws and represents the most significant changes to the Internal Revenue Code since 1986.  Investors are urged to consult with their own tax advisor with respect to the impact of recent legislation, including the Tax Act, on their investment in the Interests.

THE FOREGOING DISCUSSION SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.  INVESTORS ARE STRONGLY ADVISED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular describes all of the material provisions of the documents referred to or pertinent to the matters discussed herein. However, this Offering Circular does not purport to restate all of the provisions thereof, and potential Investors should read all such documents for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RSE Portfolio, LLC
446 Broadway, 2nd Floor

New York, NY 10013

E-Mail: hello@rallyrd.com
Tel: 347-952-8058
Attention: Rally Rd.

We are required to file periodic reports, offering statements, and other information with the Commission pursuant to the Securities Act. Such reports and other information filed by us with the Commission are available free of charge on the Commission’s website at www.sec.gov. We will also provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

APPENDIX A

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series as of the date hereof.  This information will be referenced throughout the Offering Circular when referring to the Master Series Table. In addition, see the “Description of Series” and “Use of Proceeds” sections for each individual Series in Appendix B for further details regarding ongoing Offerings.

Series	Qualification Date	Underlying Asset	Status	Opening Date (1)	Closing Date	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee (3)
Series #MANTLE319		Mickey Mantle’s Childhood Home	Upcoming			$25.00	8,000 / 10,000	$200,000 / $250,000	$22,756
TOTAL	--	--	--	--	--	--	--	$250,000 (4)	--

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of such Series’ Underlying Asset.

(1)The opening date of a Series will occur no later than two calendar days following the date of qualification of the Offering of such Series by the Commission.  With respect to a Series, the Offering of such Series is subject to qualification by the Commission.

(2)Interests sold in Series are generally limited to 2,000 “qualified purchasers” with a maximum of 500 non-“accredited investors.”

(3)Negative values in this column reflect the amount by which the estimated aggregate value of the fees and expenses relating to an Offering exceeds the amount of the Total Proceeds of the Offering.  See the “Use of Proceeds” section for each respective Series in Appendix B for further details.

(4)Represents the proposed maximum public offering price aggregated across all Series for which an Offering is upcoming, open, or closed, as required for purposes of the Form 5110 submitted to FINRA in connection with this Post-Qualification Amendment.  Series whose Offerings have been cancelled are not reflected in this total.

A-1

APPENDIX B

This Appendix B sets forth the Use of Proceeds and Description of Series for all Series that have been submitted to the Commission for qualification.

In addition, the Asset Manager also serves as Asset Manager of three of the Company’s affiliates, RSE Archive, LLC (“RSE Archive”), RSE Collection, LLC (“RSE Collection”) and RSE Innovation, LLC (“RSE Innovation”), which operate under business models similar to the Company’s.  For more information about the Asset Manager’s role with respect to the Company, RSE Archive, RSE Collection and RSE Innovation, see “Potential Conflicts of Interest – Our affiliates’ interests in other Rally Entities.”

USE OF PROCEEDS FOR SERIES #MANTLE319

We estimate that the gross proceeds of this Series Offering will be approximately $250,000 assuming the full amount of this Series Offering is sold, and will be used in the following order of priority of payment:

	Use of Proceeds Table	Current Operating Partner
		Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MANTLE319 Portfolio Asset Cost (1)	$175,000	70.00%
	Interests issued to Asset Seller as part of total consideration (2)	$0	0.00%
	Cash on Series Balance Sheet	$22,500	9.00%
	Brokerage Fee	$2,500	1.00%
	Offering Expenses (3)	$1,875	0.75%
Acquisition and Capitalizable Expenses (4)	Storage Fees	$0	0.00%
	Professional Fees	$8,500	3.40%
	Authentication, Inspection & Title Fees	$1,369	0.55%
	Transport from Seller to plot of land incl. associated Insurance (as applicable)	$0	0.00%
	Marketing Materials	$500	0.20%
	Refurbishment & Maintenance	$15,000	6.00%
	Sourcing Fee	$22,756	9.10%
	Total Fees and Expenses	$52,500	21.00%
	Total Proceeds	$250,000	100.00%

(1)This amount is established by the agreement listed in the Series Detail Table and is paid in full to the Asset Seller on the closing date as defined in the agreement.

(2)This amount is established by the agreement listed in the Series Detail Table and is to be issued to the Asset Seller upon the Closing of the related Offering.

(3)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(4)To the extent that Acquisition and Capitalizable Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Acquisition and Capitalizable Expenses, Operating Expenses and certain other costs that are advanced by the Manager will be reimbursed from the net proceeds of this Series Offering. See “Compensation – Compensation of the Manager”.

The allocation of the net proceeds of this Series Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future Portfolio Revenues and revenues generated from the Membership Experience Program, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the Series Offering. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. The Company does not intend to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses. To the extent that Acquisition Expenses are lower than anticipated, any overage of Cash would be maintained in the Series’ operating account as a reserve for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager will pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses, and will waive the Sourcing Fee.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following expenses, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Underlying Asset.  The Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

Series #MANTLE319 Structure and Taxation

Series #MANTLE319 intends to elect to be treated as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, Series #MANTLE319 will be taxed at regular corporate rates (21% as of March 31, 2022) on its income before making any distributions to Interest Holders. Series #MANTLE319 will be a separate Series from all other Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding Series #MANTLE319 Interests will be segregated from the liability of Investors holding another Series of Interests and the assets of Series #MANTLE319 Interests are not available to satisfy the liabilities of other Series of Interests.  However, the liability segregation afforded by the LLC Act may not be respected in states other than Delaware.  For further information, see Risk Factors – Risks Relating to the Structure, Operation and Performance of the Company. – If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

Potential Portfolio Revenues & Portfolio Asset Management

The Series #MANTLE319 Portfolio Asset was acquired as a historically significant structure, with the intent to allow fans to experience first-hand one of the childhood homes of Mickey Mantle where he learned to play the game of baseball as an experiential museum venue. The Underlying Asset is located in Commerce, Oklahoma, which is a town located in proximity of the historic cross-country U.S. Route 66. The Manager intends to display collectibles from Mantle’s personal life and / or professional baseball career within the Underlying Asset, and to pursue additional revenue streams, which may include corporate sponsorship and merchandising opportunities.

Underlying Asset Operations and Hold Period

Following the Series #MANTLE319 Closing Date, the Manager intends to operate the Series #MANTLE319 Portfolio Asset as an experiential museum with the opportunity to generate Portfolio Revenue from tours, corporate sponsorship, and merchandising, in partnership with the Operating Partner. The Manager intends to set aside funds from the Series Offering to lightly refurbish, and decorate the interior and exterior of the Underlying Asset to prepare it for public viewing. Prior to operating the Underlying Asset as an experiential museum, the Manager anticipates in needing to engage in ordinary refurbishments, including but not limited to replacing the existing roof with a new one and repainting the exterior of the Underlying Asset. Operating Expenses for the Series #MANTLE319 Portfolio Asset are currently estimated to include $135 for general maintenance, $60 for utilities, $145 for insurance, and $20 for taxes, for a total estimated monthly Operating Expense of $360, which estimate does not contemplate the operation of the Series #MANTLE319 Portfolio Asset as a museum open to the public. Though the Company anticipates operating the Series #MANTLE319 Portfolio Asset as a museum at some point in the future, current plans are not definitive enough to provide an estimate of Operating Expenses relating to such activity.  If the Offering of Interests in Series #MANTLE319 is ongoing when the plans are definitive enough to permit such an estimate, the Company will provide the estimate in an appropriate filing that supplements or amends the Offering Circular. These estimates are based on projections developed by the Manager based on estimates for the operation of museum type Underlying Assets. The Operating Expenses may change depending on future fixed monthly Management Fees owed to an Operating Partner, changes in real estate taxes or property and liability insurance, recurring professional fees (i.e., tax filings, annual audits, legal fees), marketing costs, and repairs and maintenance costs. As of November 16, 2022, the Series #MANTLE319 Portfolio Asset has not yet conducted any tours, engaged any corporate sponsorship, pursued any merchandising opportunities, or generated any revenues.

After covering all Operating Expenses of the Underlying Asset and having enough cash to cover a minimum of one (1) year of expected Operating Expenses, the Manager intends to distribute the remaining Free Cash Flow to interest holders. The determination as to when the Series #MANTLE319 Portfolio Asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Series #MANTLE319 Portfolio Asset is anticipated to appreciate or decline substantially, and how any existing opportunities for the generation of Portfolio Revenues may impact the sales price we may realize. The Manager, with the assistance from the Operating Partner and Advisory Board, may in its sole discretion determine when it is in the best interests of investors to sell the Series #MANTLE319 Portfolio Asset.

Portfolio Asset Acquisition Details

The Series #MANTLE319 Portfolio Asset was acquired from an individual and had not been put into operation as an experiential museum or used prior to our acquiring it and therefore has no operating history.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	May 20, 2022
Closing Date of Agreement	June 1, 2022

Purchase Price	$175,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition and Capitalizable Expenses	$25,369

DESCRIPTION OF SERIES #MANTLE319

Series #MANTLE319, a Series of the Company, has been established to own the childhood home of Mickey Mantle, located at 319 South Quincy Street, Commerce, Oklahoma 74339 (the “Series #MANTLE319 Portfolio Asset” or the “Underlying Asset”).  Interests in the Series represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company generally or any other Rally Entity.

Portfolio Asset Summary

The Series #MANTLE319 Portfolio Asset is a one-of-a-kind asset that holds sentimental value connected to one of baseball’s iconic legends, Mickey Mantle. Originally owned by the Mantle family, this Underlying Asset is one of the first homes from Mickey’s childhood. At a young age, Mickey Mantle was introduced to the game of baseball in this home where his family moved because his father worked in the nearby mines. As reported in his memoirs, after coming home from work, Mickey’s father and grandfather would go outside with Mickey and throw pitches to him for batting practice. With hours of practice daily, Mickey started to develop one of his most valuable skills that would take him far during his baseball career, switch hitting.

Portfolio Asset Name	Series #MANTLE319 Portfolio Asset
Address	The house and ancillary structures located at 319 South Quincy Street, Commerce, Oklahoma 74339.
Cultural Relevance

●Childhood home of MLB legend Mickey Mantle

●An early location where Mantle learned how to play baseball

●The Mantle family purchased this home when Mickey’s father worked as a miner in Oklahoma

●Includes furniture and other items from the original home

Bedrooms	2
Bathrooms	1
Square Footage	672

Purchase & Sale Agreement

On May 20, 2022, the Company entered into a Contract of Sale of Real Estate to acquire the Series #MANTLE319 Portfolio Asset on behalf of Series #MANTLE319 for a purchase price of $175,000 Upon entering into the Contract of Sale of Real Estate, the Manager made a $2,000 deposit into an escrow account held by Ottawa County Abstract & Title Co. The closing for the Series #MANTLE319 Portfolio Asset under the Series #MANTLE319 Contract of Sale of Real Estate occurred on June 1, 2022 (the “Series #MANTLE319 Closing Date”).  The Company deeded the Series #MANTLE319 Portfolio Asset to Series #MANTLE319 effective as of June 15, 2022, pursuant to a Quit Claim Deed by and between the Company and Series #MANTLE319.

FINANCIAL STATEMENTS FOR THE PERIOD
FROM INCEPTION (MARCH 24, 2022) TO JUNE 30, 2022

CONTENTS

PAGE

RSE PORTFOLIO, LLC AND VARIOUS SERIES:

As of June 30, 2022 and for the Period March 24, 2022 (Inception) through June 30, 2022 Audited Financial Statements:

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-3

Consolidated Statements of OperationsF-4

Consolidated Statements of Members’ EquityF-5

Consolidated Statements of Cash FlowsF-6

Notes to Consolidated Financial StatementsF-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Portfolio, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of RSE Portfolio, LLC (the “Company”) on a consolidated basis and for each listed Series as of June 30, 2022, and the related statements of operations, members’ equity, and cash flows for the Company on a consolidated basis and for each listed Series for period March 24, 2022 (inception) to June 30, 2022 and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company and each listed Series as of June 30, 2022, and the results of operations and cash flows for the Company and each listed Series for the period March 24, 2022 (inception) to June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audits of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Underlying Collectible Assets

As described in Note B6 to the financial statements, underlying assets of the Company and each listed Series are reported at carrying amount, which includes cost-basis purchase price, any capitalized acquisition expenses, and any adjustments for impairment charge. The purchase price for the assets held by the Company and each listed series is predicated on the asset’s authenticity, which is supported by authenticity documentation that the Company obtains upon purchase. There is judgment involved in the authentication for these assets that the Company obtains based on the source of the authentication. As of

June 30, 2022, there was one underlying asset held by the Company and each listed Series with a total carrying value of $176,369.

We identified the valuation of the underlying assets as a critical audit matter due to potential for inappropriate valuation of an asset as a result of a lack of authenticity. For certain assets management relied on the judgment of the nature of the authentication documentation obtained on the purchase of the asset, which will determine the carrying value and also creates a certain level of subjectivity as whether the carrying value of the asset is appropriate. As a result, we identified this as a significant risk that the carrying value of underlying assets could be misstated. This in turn led to a high degree of auditor judgement, subjectivity, and effort in performing procedures.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included gaining an understanding of the controls in place relating to obtaining authenticity on the purchase of assets, testing and evaluating management’s analysis of authentication on an asset as of the reporting date, physically observing the assets, reviewing the authenticity documentation, and evaluating the reasonableness of the significant assumptions used by management in its ongoing assessments.

/s/ EisnerAmper LLP

We have served as the Company’s auditor since 2022.

EISNERAMPER LLP

New York, New York

September 19, 2022

RSE PORTFOLIO, LLC

Consolidated Balance Sheets as of June 30, 2022

	Series #MANTLE319	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ -
Pre-paid Insurance	1,555	1,555
Total Current Assets	1,555	1,555
Other Assets
Portfolio Asset - Deposit	-	-
Portfolio Asset - Owned	176,369	176,369
TOTAL ASSETS	$ 177,924	$ 177,924

LIABILITIES AND MEMBERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -
Income Taxes Payable	-	-
Accrued Property Tax	19	19
Due to the Manager or its Affiliates	176,369	176,369
Total Liabilities	176,388	176,388
Member's Equity
Membership Contributions	-	-
Capital Contribution for Operating Expense	1,630	1,831
Capital Contribution for shortfall at Offering close	-	-
Distribution to RSE Portfolio	-	-
Accumulated Deficit	(94)	(295)
Members' Equity	1,536	1,536
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 177,924	$ 177,924

See accompanying notes, which are an integral part of these financial statements.

RSE PORTFOLIO, LLC

Consolidated Statements of Operations For the Period from March 24, 2022 (Inception) to June 30, 2022

	Series #MANTLE319	Consolidated
Expenses, gains and losses
Insurance	$ (75)	$ (141)
Maintenance	-	(135)
Property Tax	(19)	(19)
Bookkeeping and Accounting Fees	-	-
Government Fees	-	-
Marketing Expense	-	-
Net Income/(Loss)	$ (94)	$ (295)

See accompanying notes, which are an integral part of these financial statements.

RSE PORTFOLIO, LLC

Consolidated Statements of Members’ Equity For the Period from March 24, 2022 (Inception) to June 30, 2022

	Series #MANTLE319	Consolidated
Balance March 24, 2022	$-	$-
Distributions	-	-
Membership Contributions	-	-
Capital Contribution	1,630	1,831
Capital Contribution for loss at Offering close	-	-
Distribution to RSE Portfolio	-	-
Net loss	(94)	(295)
Balance June 30, 2022	$ 1,536	$ 1,536

See accompanying notes, which are an integral part of these financial statements.

RSE PORTFOLIO, LLC

Consolidated Statements of Cash Flows For the Period from March 24, 2022 (Inception) to June 30, 2022

	Series #MANTLE319	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (94)	$ (295)
Adjustments to net cash (used in) / provided by operating activities:		-
Expenses Paid by Manager and Contributed to the Company / Series	1,630	1,831
Changes in Operating Assets and Liabilities:		-
Prepaid Insurance	(1,555)	(1,555)
Accrued Property Tax	19	19
Net cash (used in) / provided by operating activities	-	-

Cash flow from investing activities:
Deposits on Portfolio Asset	-	-
Investment in Portfolio Asset	(176,369)	(176,369)
Cash used in investing activities	(176,369)	(176,369)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-
Borrowings from manager and affiliates, net of repayments	176,369	176,369
Contribution related to Offering Closings	-	-
Cash provided by / (used in) financing activities	176,369	176,369

Net change in cash	-	-
Cash beginning of period	-	-
Cash end of period	$-	$-

See accompanying notes, which are an integral part of these financial statements.

RSE PORTFOLIO, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Portfolio, LLC (the “Company,” “RSE Portfolio,” “we,” “us,” or “our”) is a Delaware series limited liability company formed on March 24, 2022.  The Company’s core business is the identification, acquisition, marketing and management of real estate assets, including museums, farmland, forestland, wineries, commercial properties, single-family homes, and similar properties, collectively referred to as “Portfolio Assets” or the “Asset Class,” for the benefit of the investors. The Company is wholly owned and managed by RSE Portfolio Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings” or the “Asset Manager”). Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets”). The Asset Manager is a technology and marketing company that operates the Rally Rd.™ platform (the “Platform”) and manages the Company, through the Manager, and the assets owned by the Company in its role as the Asset Manager of each Series.

The Company issues membership interests (the “Interests”) in a number of separate individual series (each, a “Series”) of the Company (each, an “Offering”). There will be a separate closing with respect to each Offering (each, a “Closing”). Each Series will own a unique Portfolio Asset (an “Underlying Asset”) and the assets and liabilities of each Series will be separate in accordance with Delaware law. A purchaser of Interests (an “Investor”) in any Series acquires a proportional share of assets, liabilities, profits, and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset (plus any cash reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) as well as certain liabilities related to expenses pre-paid by the Asset Manager. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset are referred to as “Asset Sellers.” The Manager has assembled a network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform. “Current Period” refers to the time period between March 24, 2022 (inception) and June 30, 2022.

All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the Operating Agreement.

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement, each Investor in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the transfer of each Underlying Asset from the Company to the corresponding Series, each Series is responsible for its own Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses). Prior to the transfer, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-Closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the Series (the “Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new Investors, and may include the Manager or its affiliates or the Asset Manager.

RSE PORTFOLIO, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Fees:

Sourcing Fee: The Manager expects to receive a fee, as determined by the Manager, at the Closing of each successful Offering for its services of sourcing the Underlying Assets (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee: With respect to Offerings, the broker of record (the “BOR”) received a fee (the “Brokerage Fee”) of 1.0% of the cash proceeds from the Offering for facilitating the sale of securities.

Custody Fee: With respect to Offerings, the custodian of Interests (the “Custodian”), holding custody of the securities upon issuance, will receive a fee equal to the greater of (i) 0.75% on Interests sold in an Offering and (ii) $500 (the “Custody Fee”).

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of Free Cash Flow (as described in Note F – Free Cash Flow Distributions and Management Fees) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a Management Fee (as described in Note F – Free Cash Flow Distributions and Management Fees).

In the case that Free Cash Flow (as described in Note F – Free Cash Flow Distributions and Management Fees) is available for distribution and such distributions are made, at the sole discretion of the Manager, the Investors will receive no less than 50% of Free Cash Flow available for distribution and the Manager will receive up to 50% of Free Cash Flow available for distribution in the form of a Management Fee (as described in Note F – Free Cash Flow Distributions and Management Fees) for management of the applicable Underlying Asset. The Management Fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The Company has experienced net losses and negative operating cash flows since inception and neither the Company nor any Series has generated revenues or profits.

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Accumulated Deficits. Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of the Current Period.

Period	Income / (Loss)	Net Working Capital	Accumulated Deficit
3/24/2022 – 6/30/2022	($295)	($174,833)	($295)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. RSE Markets, Inc. has agreed to provide the Company and each Series the financial support sufficient to meet the Company’s and each Series’ financial needs for at least twelve months following the date of issuance of these financial statements.

RSE PORTFOLIO, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

We do not expect to generate any revenues or cash flow at the Company or Series level for some time, and it is possible that no profits will be realized by Investors unless and until an Underlying Asset is sold at a price high enough to provide sufficient funds to effectuate a distribution after paying the applicable costs, fees and expenses, or the Investors sell their Interests. Each Series will continue to incur Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) on an ongoing basis.

Cash on the books of the Company is reserved for funding future pre-Closing Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) or Acquisition Expenses (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), as the case may be. Cash on the books of each Series is reserved for funding of post-Closing Operating Expenses. During the Current Period, the Manager paid for the Operating Expenses related to the Company and any Series and has elected not to be reimbursed. When the Manager pays for certain Operating Expenses related to a Series that have closed Offerings and elects not to be reimbursed, these payments are accounted for as capital contributions and are further described in Note B – Summary of Significant Accounting Policies – Operating Expenses.

The Company and the Series finance their business activities through capital contributions from the Manager or its affiliates and from members to the individual Series. Until such time as any Series has the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) for individual Series once the Offerings are closed, at the sole discretion of the Manager.

INITIAL OFFERINGS

We have not launched or completed any initial Offerings as of the date of these financial statements. Once a Series Offering is closed, the table outlined in Note B – Summary of Significant Accounting Policies – Members’ Equity will outline all Offerings for which a Closing has occurred since the Company’s inception.

RSE PORTFOLIO, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Any Offerings that close as of the date of the financial statements are issued under Tier 2 of Regulation A and qualified under an Offering Statement. Therefore, upon Closing of the Series, separate financial statements are presented for each such Series, and each is consolidated in the financial statements of the Company after eliminating inter-company balances and transactions.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses (the “Offering Expenses”) related to the Offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed Offering and will generally be charged to members' equity upon the completion of the proposed Offering. Expenses that are incurred prior to the Closing of an Offering for such Series and are funded by the Manager will generally be reimbursed through the proceeds of the Offering related to the Series.

RSE PORTFOLIO, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

5.Operating Expenses:

Operating Expenses (as described below) related to a particular Underlying Asset may include maintenance, insurance, property tax, marketing expense, bookkeeping and accounting fees, legal expenses and other Underlying Asset specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-Closing and post-Closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future Offering, expenses of this nature that are incurred prior to the Closing of an Offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and are summarized in the table below.

Period	Pre-Closing Operating Expense Capital Contributions	Post-Closing Operating Expense Capital Contributions
3/24/2022 – 6/30/2022	$1,831	-

During the Current Period, the Company incurred pre-Closing Operating Expenses per the table as follows:

Expenses
Applicable Series	Current Period
#MANTLE319	$ 94
RSE Portfolio	$ 201
Total Expenses	$ 295

No Offerings experienced a Closing or incurred post-Closing Operating Expenses during the Current Period.

RSE PORTFOLIO, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

6.Capital Assets:

Underlying Assets are recorded at cost. The cost of the Underlying Assets includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and “Acquisition Expenses,” which include authenticity and verification of the Underlying Asset, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats Underlying Assets as collectible and therefore the Company will not depreciate or amortize the Underlying Assets going forward. The Underlying Assets are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the fair value of the asset. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Underlying Assets are initially purchased by the Company, either prior to launching an Offering or through the exercising of a purchase option simultaneous with the Closing of an Offering for a particular Series. At Closing of an Offering for a Series of Interests, the Underlying Assets, including capitalized Acquisition Expenses, are transferred to the Series, unless an Underlying Asset is transferred to the Series in advance of the launching of an Offering, as in the case of Series #MANTLE319, which will be disclosed in the related Offering Statement. Underlying Assets are transferred at cost less any impairment, and the Company receives cash from the Series from the proceeds of the Offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses related to a particular Series that are incurred prior to the Closing of an Offering and are initially funded by the Manager will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering document. The Company does, however, retain additional cash from the proceeds of the Offering on the Series balance sheet to cover Acquisition Expenses that are anticipated prior to the Closing but incurred after the Closing of an Offering. Acquisition Expenses are capitalized into the cost of the Underlying Asset as per the table below. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular Offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Portfolio” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the Offering. Should a proposed Offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

The Company, through non-interest-bearing loans from the Manager or loans from officers of the Manager and third parties, has acquired Underlying Assets since inception, March 24, 2022. The following table presents all costs capitalized on the acquisition of Underlying Assets.

RSE PORTFOLIO, LLC

Notes to Consolidated Financial Statements

Capitalized Costs
Applicable Series	Purchase Price/ Down payment	Acquisition Costs	Total
#MANTLE319	$ 176,369	$ -	$ 176,369
Total	$ 176,369	$ -	$ 176,369

Underlying Assets owned at June 30, 2022 was as follows:
Underlying assets at June 30, 2022	$ 176,369	$ -	$ 176,369
Grand Total	$ 176,369	$ -	$176,369

RSE PORTFOLIO, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of Membership Contributions, Capital Contributions, Distributions and Retained Earnings/(Accumulated Deficit).

Membership Contributions are made to a Series from a successful Closing of an Offering and are calculated by taking the amount of membership Interests sold in an Offering, net of Brokerage Fee, Custody Fee and Sourcing Fee. In the case of a particular Offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the Offering are paid from the proceeds of the successfully closed Offering. These expenses will not be incurred by the Company, the applicable Series or the Manager, if an Offering does not close as of the end of the Current Period. The membership interests that are issued by each individual Series do not provide the Investors with any voting rights in the Series other than those detailed in the Company’s Operating Agreement. All of the control and operating decisions relating to the operations of a Series are held by the Manager in accordance with the terms as specified in the Operating Agreement.

Capital Contributions are made by the Manager to cover Operating Expenses for which the Manager has elected not to be reimbursed. In addition, in the case of a Closing for which a deficiency of offering proceeds over the required cash outlays exists, the Manager will make an additional capital contribution to the Series to cover any such deficiencies, which is represented as a “Capital Contribution for shortfall at Offering close”.

There were no closed Offerings as of the end of the Current Period.

8.Income taxes:

A Series elects and qualifies to be taxed as a corporation under the Internal Revenue Code of 1986, but future Series may elect to be taxed as a real estate investment trust (“REIT”) if the Company determines that the real property and potential income from such real property selected for a specific Series are suitable for a REIT and such election would be beneficial to the Company and its Investors. Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of the end of the Current Period.

The Company intends to be taxed as either a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership Interest:

Upon completion of an Offering, each Series intends to comply with the accounting and disclosure requirements of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

RSE PORTFOLIO, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and Advisory Board members.

Officer and Affiliate Loans

From time to time, affiliates of the Manager and their individual officers may make loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the Offering associated with a Series. Because the Series will repay the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Asset.

From time to time the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing loans used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

As of the end of the Current Period, amounts outstanding due to Manager and affiliates are shown as below:

Due to the Manager and its Affiliates
Current Period	$176,369

During the Current Period, the Company did not enter into agreements with an Advisory Board member.

RSE PORTFOLIO, LLC

Notes to Consolidated Financial Statements

NOTE D - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

We do not expect to generate any revenues or cash flow at the Company or Series level for some time, and it is possible that no profits will be realized by Investors unless and until an Underlying Asset is sold at a price high enough to provide sufficient funds to effectuate a distribution after paying the applicable costs, fees and expenses, or the Investors sell their Interests.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular Underlying Asset and Operating Expenses related to the management of such an Underlying Asset. Fees and expenses related to the acquisition and Closing of a Series of an Underlying Asset include Acquisition Expenses, Offering Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the Closing of an Offering and those incurred after the Closing of an Offering. Although these pre- and post-Closing Operating Expenses are similar in nature and consist of expenses such as insurance, property tax, government fees, marketing and maintenance and bookkeeping, legal and accounting expenses associated with a Series, pre-Closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-Closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series; or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement; or (iii) loans by the Manager, for which the Manager may charge a rate of interest; or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the Underlying Assets or the number of Underlying Assets, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy at its sole discretion from time to time.

RSE PORTFOLIO, LLC

Notes to Consolidated Financial Statements

NOTE D - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: We do not expect to generate any revenues or cash flow at the Company or Series level for some time, and it is possible that no profits will be realized by Investors unless and until an Underlying Asset is sold at a price high enough to provide sufficient funds to effectuate a distribution after paying the applicable costs, fees and expenses, or the Investors sell their Interests.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B – Summary of Significant Accounting Policies – Offering Expenses) are funded by the Manager and generally reimbursed through the Series proceeds upon the Closing of an Offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), are typically funded by the Manager, and reimbursed from the Series proceeds upon the Closing of an Offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example maintenance fees, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses incurred are specific to and are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon Closing of the Offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the Closing of an Offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and is charged to the specific Series. Losses incurred related to closed Offerings, due to shortfalls between proceeds from closed Offerings and costs incurred in relation to these Offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B – Summary of Significant Accounting Policies – Capital Assets).

•Brokerage Fee: The Brokerage Fee is paid to the BOR from the Series proceeds upon the Closing of an Offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the Custodian from the Series proceeds upon the Closing of an Offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and is charged to the specific Series.

•Operating Expenses: Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses), including maintenance, insurance, property tax and other Series related Operating Expenses, are expensed as incurred:

oPre-Closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-Closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Bookkeeping and Accounting Fees: allocated monthly across all closed Series Offerings

▪Government Fees: allocated directly to the applicable Underlying Asset

▪Property Tax: allocated directly to the applicable Underlying Asset

▪Marketing: based on the number of Underlying Assets marketed to potential Investors

oGains and Losses on Sale and Impairments are directly charged to the Company or a Series.

RSE PORTFOLIO, LLC

Notes to Consolidated Financial Statements

NOTE E - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow (as described below) of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)First, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Second, to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses for that Series.

iii)Thereafter, to make distributions, at least 50% of which (as described below, net of corporate income taxes applicable to such Series of Interests) shall be distributed as dividends to Investors of a particular Series, and no more than 50% of which shall be distributed to the Asset Manager in payment of the Management Fee (the “Management Fee”) for that Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of the end of the Current Period, no distributions of Free Cash Flow or Management Fees were paid by the Company or in respect of any Series.

NOTE F - CONTINGENCIES

COVID-19

The continuing impact and effects of the global outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company currently does not expect the outbreak will have a material adverse effect on our business or financial results at this time.

Government Regulation

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the Commission, could be asserted against the Company or its affiliates by individuals or governmental authorities and could expose the Company, its affiliates or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

NOTE G - SUBSEQUENT EVENTS

Subsequent Offerings

The Company expects to launch and close additional Offerings throughout the remainder of 2022 and beyond.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Portfolio, LLC (1)

Exhibit 2.2 – Amended and Restated Limited Liability Company Agreement of RSE Portfolio, LLC (1)

Exhibit 2.3 – Certificate of Formation for RSE Portfolio Manager, LLC (1)

Exhibit 2.4 – Limited Liability Company Agreement of RSE Portfolio Manager, LLC (1)

Exhibit 3.1 – Form of Series Designation (1)

Exhibit 4.1 – Form of Subscription Agreement

Exhibit 6.1 – Form of Asset Management Agreement (1)

Exhibit 6.2 – Broker of Record Agreement (1)

Exhibit 6.3 – Transfer Agent Agreement (1)

Exhibit 6.4 – NCPS PPEX ATS Company Agreement (1)

Exhibit 6.5 – Executing Broker Secondary Market Transactions Engagement Letter (1)

Exhibit 6.6 – Executing Broker Tools License Agreement (1)

Exhibit 6.7 – NCIT Software and Services License Agreement (1)

Exhibit 6.8 – Purchase Agreement in respect of Series #MANTLE319 (1)

Exhibit 6.9 – Quit Claim Deed in respect of Series #MANTLE319 (1)

Exhibit 8.1 – Subscription Escrow Agreement (1)

Exhibit 8.2 – Custody Agreement (1)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Maynard, Cooper & Gale, P.C.

(1)Previously filed as an Exhibit to the Company’s Offering Statement on Form 1-A filed with the Commission on November 17, 2022.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 19, 2022.

RSE PORTFOLIO, LLC

By: RSE Portfolio Manager, LLC, its managing member

    By: Rally Holdings LLC, its managing member

By: RSE Markets, Inc., its sole member

    By: /s/ George J. Leimer

    Name: George J. Leimer

    Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	December 19, 2022

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer and Principal Accounting Officer)	December 19, 2022
RSE PORTFOLIO MANAGER, LLC By: Rally Holdings LLC, its managing member By: RSE Markets, Inc., its sole member By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	December 19, 2022